EXHIBIT 2.1

                                AGREEMENT AND PLAN
                                ------------------
                                OF REORGANIZATION
                                ------------------


     This Agreement and Plan of Reorganization (the "Agreement") is made and
     -----------------------------------------
entered into as of November 11, 1997, by and among:  JetFax, Inc., a Delaware
                                                     ------------
corporation ("JetFax"); JF Acquisition Sub, Inc., a California corporation and
a
                        ------------------------
wholly owned subsidiary of JetFax ("Merger Sub"); DocuMagix, Inc., a California
                                                  ---------------
corporation ("DocuMagix"); and the shareholders of DocuMagix listed on Exhibit A hereto (the "Designated Shareholders"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in Exhibit B.

                                     Recitals
                                     --------

     A. JetFax, Merger Sub and DocuMagix intend to effect a merger of Merger Sub with and into DocuMagix in accordance with this Agreement and the California General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and DocuMagix will become a wholly owned subsidiary of JetFax.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

     C. This Agreement, the Amendment to Restated Articles (as defined below) and the Agreement of Merger has been adopted and approved by the respective boards of directors of JetFax, Merger Sub and DocuMagix.

     D. A portion of the shares of JetFax Common Stock otherwise issuable by JetFax in connection with the Merger shall be placed in escrow by JetFax and the release of such portion shall be contingent upon certain events and conditions, all as set forth in the Escrow Agreement (as defined below).

     E. Contemporaneously with the execution and delivery of this Agreement, each Designated Shareholder is executing and delivering to JetFax a Shareholder Agreement of even date herewith in the form attached hereto as Exhibit C and a Release of even date herewith in the form attached hereto as
Exhibit I.

    G. Contemporaneously with the execution and delivery of this Agreement, each Person listed on Exhibit D-1 is executing and delivering to JetFax an Affiliate Agreement in the form attached hereto as Exhibit D-2.

          4                             1


                                     Agreement
                                    ---------
     The parties to this Agreement agree as follows:

1.              Description of Transaction
               ---------------------------

     1.1        Merger of Merger Sub into DocuMagix.  Upon the terms
                ------------------------------------
and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into DocuMagix, and the separate existence of Merger Sub shall cease. DocuMagix will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2           Effect of the Merger.  The Merger shall have  the
                   ---------------------
effects set forth in this Agreement and in the applicable provisions of the California General Corporation Law.

     1.3          Closing; Effective Time.  Unless this Agreement is
                  ------------------------
earlier  terminated  pursuant to Section 8.1,  the  closing  (the "Closing")
of the Merger shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306 as promptly as practicable on a date mutually agreed upon by JetFax and DocuMagix, but not later than the fifth business day following satisfaction or waiver of the conditions set forth in Sections 6 and 7 (the "Closing Date"). Contemporaneously with or as promptly as practicable after the Closing, (i) a properly executed Amendment to Restated Articles of Incorporation of DocuMagix in the form attached hereto as Exhibit E-1 (the "Amendment to Restated Articles") shall be filed with Office of the Secretary of State of the State of California, immediately after which a properly executed agreement of merger in the form attached hereto as Exhibit E-2 shall be filed with the Office of the Secretary of State of the State of California. The Merger shall take effect at the time that the Agreement of Merger is filed with and accepted by the Secretary of State of the State of California (the "Effective Time").
     1.4      Articles of Incorporation and Bylaws; Directors and
              -------------------------------------
Officers.  Unless otherwise determined by JetFax at or  prior  to the Effective
Time:
     (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time as set forth in Exhibit 1 to Exhibit E-2 hereto;

     (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

     (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the officers and directors of Merger Sub.

          5                            2

     1.5          Conversion of Shares.
                  ---------------------
          (a) Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of JetFax, Merger Sub, DocuMagix or any shareholder of DocuMagix, the following shall occur:

     (i) each share of DocuMagix Common Stock outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive the fraction of a share of the common stock (par value $.01 per share) of JetFax ("JetFax Common Stock") equal to (A) 0.0199 times the Consideration (as defined in Section 1.5(c) below) divided by (B) the number of shares of DocuMagix Common Stock outstanding immediately prior to the Effective Time;

     (ii) each share of DocuMagix Series A Preferred Stock (if any) outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive the fraction of a share of JetFax Common Stock equal to (A) 0.0961 times the Consideration divided by (B) the number of shares of DocuMagix Series A Preferred Stock outstanding immediately prior to the Effective Time;
     (iii) each share of DocuMagix Series B Preferred Stock (if any) outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive the fraction of a share of JetFax Common Stock equal to (A) 0.0620 times the Consideration divided by (B) the number of shares of DocuMagix Series B Preferred Stock outstanding immediately prior to the Effective Time;

     (iv) each share of DocuMagix Series C Preferred Stock (if any) outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive the fraction of a share of JetFax Common Stock equal to (A) 0.2331 times the Consideration divided by (B) the number of shares of DocuMagix Series C Preferred Stock outstanding immediately prior to the Effective Time;

     (v) each share of DocuMagix Series D Preferred Stock (if any) outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive the fraction of a share of JetFax Common Stock equal to (A) 0.3294 times the Consideration divided by (B) the number of shares of DocuMagix Series D Preferred Stock outstanding immediately prior to the Effective Time;

     (vi) each share of DocuMagix Series E Preferred Stock (if any) outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive the fraction of a share of JetFax Common Stock equal to (A) 0.0325 times the Consideration divided by (B) the number of shares of DocuMagix Series E Preferred Stock outstanding immediately prior to the Effective Time;

     (vii) each share of DocuMagix Series F Preferred Stock (if any) outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive the fraction of a share of JetFax Common Stock equal to (A) 0.2007 times the Consideration divided by (B) the number of shares of DocuMagix Series F Preferred Stock outstanding immediately prior to the Effective Time; and
          6                            3

     (viii) each share of DocuMagix Series G Preferred Stock (if any) outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive the fraction of a share of JetFax Common Stock equal to (A) 0.0263 times the Consideration divided by (B) the number of shares of DocuMagix Series G Preferred Stock outstanding immediately prior to the Effective Time.

     (b) each share of the common stock (with no par value) of Merger Sub outstanding immediately prior to the Effective Time shall be cancelled and converted into one share of common stock of the Surviving Corporation.

     (c) For purposes of this Agreement, the term "Consideration" shall mean 793,957 shares of JetFax Common Stock (as adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by JetFax between the date of this Agreement and the Effective Time).

     (d) If any shares of DocuMagix capital stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase
option, risk of  forfeiture  or  other condition   under  any  applicable
restricted   stock   purchase agreement  or other agreement with DocuMagix,
then the shares of JetFax Common Stock issued in exchange for such shares of DocuMagix capital stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of JetFax Common Stock may accordingly be marked with appropriate legends.

     (e)       Each share of capital stock of DocuMagix issued and outstanding
immediately  prior  to  the  Effective  Time   owned directly  or  indirectly
by JetFax, Merger Sub or any subsidiary thereof, shall automatically be cancelled at the Effective Time and no conversions shall be made in respect thereof.

     1.6     Employee Stock Options.  At the Effective Time, each
stock option that is then outstanding under the Option Plan, whether vested or unvested (a "DocuMagix Option"), shall be assumed by JetFax in accordance with the terms (as in effect as of the date of this Agreement) of the Option Plan and the stock option agreement by which such DocuMagix Option is evidenced. All rights with respect to DocuMagix Common Stock under outstanding DocuMagix Options shall thereupon be converted into rights with respect to JetFax Common Stock. Accordingly, from and after the Effective Time, (a) each DocuMagix Option assumed by JetFax may be exercised solely for shares of JetFax Common Stock, (b) the number of shares of JetFax Common Stock subject to each such assumed DocuMagix Option shall be equal to the number of shares of DocuMagix Common Stock that were subject
to  such DocuMagix   Option  immediately  prior  to  the  Effective   Time

          7                          4
multiplied by the Option Conversion Factor, rounded down  to  the nearest whole number of shares of JetFax Common Stock, (c) the per share exercise price for the JetFax Common Stock issuable upon exercise of each such assumed DocuMagix Option shall be determined by dividing the exercise price per share of DocuMagix Common Stock subject to such DocuMagix Option, as in effect immediately prior to the Effective Time, by the Option Conversion Factor, and rounding the resulting exercise price up to the nearest whole cent, and (d) all restrictions on the exercise of each such assumed DocuMagix Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such DocuMagix Option shall otherwise remain unchanged; provided, however, that each such assumed DocuMagix Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction
effected  by  JetFax  after  the  Effective   Time. DocuMagix  and JetFax shall
take all action that may be necessary (under   the  Option  Plan  and
otherwise) to effectuate the provisions of this Section 1.6. Following the Closing, JetFax will send to each holder of an assumed DocuMagix Option a written notice setting forth (i) the number of shares of JetFax Common Stock subject to such assumed DocuMagix Option, and (ii) the exercise price per share of JetFax Common Stock issuable upon exercise of such assumed DocuMagix Option. For the purposes of this Section 1.6, the Option Conversion Factor shall be 0.004572.

     1.7      Cancellation of Bridge Warrants.  Subject to the terms
              --------------------------------
and conditions of this Agreement, at the Effective Time, without any further action on the part of JetFax, Merger Sub, DocuMagix or any shareholder of DocuMagix, the Bridge Warrants outstanding immediately prior to the Effective Time shall be cancelled in exchange for an aggregate of sixty (60) shares of JetFax Common Stock distributed on a pro-rata basis with respect to the number of shares of DocuMagix capital stock issuable upon the exercise of each Bridge Warrant. The provisions set forth in Section 1.10(c), 1.10(d) and 1.10(e) with respect to the issuance of JetFax Common Stock in the Merger shall also apply to the issuance of shares of JetFax Common Stock pursuant to this Section 1.7. Each Bridge Holder hereby agrees not to transfer, assign or exercise any Bridge Warrant held by such Bridge Holder and further agrees to cancel and deliver such Bridge Warrant to JetFax at the Closing in exchange for shares of JetFax Common Stock pursuant to this Section 1.7.
     1.8     Cancellation of Bridge Notes.  Subject to the terms and
             -----------------------------
conditions of this Agreement, at the Effective Time, without any further action on the part of JetFax, Merger Sub, DocuMagix or any shareholder of DocuMagix, the aggregate principal amount of Bridge Notes outstanding immediately prior to the Effective Time shall be cancelled and discharged in full in exchange for that number of shares of JetFax Common Stock equal to (A) the principal amount outstanding under the Bridge Notes on the Closing Date divided by (B) the Designated JetFax Stock Price. The provisions set forth in Section 1.10(c), 1.10(d) and 1.10(e)
respecting the issuance of JetFax Common Stock in the Merger shall also apply to the issuance of shares of JetFax Common Stock pursuant to this
Section 1.8.
          8                            5

  Each Bridge Holder hereby agrees not to transfer, assign or convert any Bridge Note held by such Bridge Holder and further agrees to cancel and deliver such Bridge Note to JetFax at the Closing in exchange for shares of JetFax Common Stock pursuant to this Section 1.8.

     1.9    Closing  of DocuMagix's Transfer Books.   At  the Effective  Time,
            ---------------------------------------
holders of certificates representing shares of DocuMagix's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of DocuMagix, and the stock transfer books of DocuMagix shall be closed. No further transfer of any such shares of DocuMagix's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid
certificate previously representing any  of  such shares   of   DocuMagix's
capital  stock  (a  "DocuMagix   Stock Certificate")  is  presented  to  the
Surviving Corporation or JetFax, such DocuMagix Stock Certificate shall be cancelled and shall be exchanged, if conversion of the stock represented by such certificate is provided for in Section 1.5, in accordance with
Section 1.10.

     1.10     Exchange of Certificates.
              -------------------------

            (a)   At or as soon as practicable after the Effective Time, JetFax will send to the holders of DocuMagix Stock Certificates,
if conversion of the stock represented by such certificate is provided for in Section 1.5, a letter of transmittal in customary form and containing such provisions as JetFax may reasonably specify, and (ii) instructions for use in effecting the surrender of DocuMagix Stock Certificates in exchange for certificates representing JetFax Common Stock. Upon surrender of a DocuMagix Stock Certificate to JetFax for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by JetFax, the holder of such DocuMagix Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of JetFax Common Stock that such holder has the right to receive, if any, pursuant to the provisions of Section 1.5, and each DocuMagix Stock Certificate so surrendered shall be cancelled.
Until surrendered as contemplated by this Section 1.10, each DocuMagix Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of JetFax Common Stock (or cash in lieu of any fractional share of JetFax Common Stock), if any, as contemplated by
Section 1.5 or Section 1.10(c). If  any  DocuMagix Stock Certificate shall have  been lost, stolen or destroyed, JetFax may, in its discretion and as a
condition   precedent  to  the  issuance   of   any   certificate representing
JetFax Common Stock, require the owner of such lost, stolen or destroyed DocuMagix Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as JetFax may reasonably direct) as indemnity against any claim that may be made against JetFax or the Surviving Corporation with respect to such DocuMagix Stock Certificate.

          (b) No dividends or other distributions declared or made with respect to JetFax Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered DocuMagix Stock Certificate with respect to the shares of JetFax Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such DocuMagix Stock Certificate in accordance with this Section 1.10 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

          (c) No fractional shares of JetFax Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of DocuMagix who would otherwise be entitled to


          9                             6

receive a fraction of a share of JetFax Common Stock (after aggregating all fractional shares of JetFax Common Stock issuable to such holder) shall, upon surrender of such holder's DocuMagix Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without
interest,  determined  by  multiplying  such  fraction   by   the Designated
JetFax Stock Price.

          (d)     The shares of JetFax Common Stock to be issued in the
Merger  shall  be  characterized as "restricted  securities"  for purposes  of
Rule  144  under  the  Securities  Act,  and   each certificate representing
any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):


          "THE  SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT
           BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE
           TRANSFERRED, ASSIGNED,  PLEDGED  OR HYPOTHECATED
           UNLESS REGISTERED UNDER  THE  ACT  OR UNLESS AN
           EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF
           THE ACT IS AVAILABLE."


          (e)     JetFax and the Surviving Corporation shall be entitled
to   deduct  and  withhold  from  any  consideration  payable  or otherwise deliverable to any holder or former holder of capital stock of DocuMagix pursuant to this Agreement such amounts as JetFax or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (f) Neither JetFax nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of DocuMagix for any shares of JetFax Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

          10                           7



     1.11        Escrow  Agreement.  At the  Effective  Time,  the
Designated  Shareholders  will be deemed  to  have  received  and deposited with the Escrow Agent (as defined below) ten percent (10%) of the aggregate number of shares of JetFax Common Stock issuable to all Designated Shareholders in accordance with Section 1.5 (rounded with respect to each shareholder to the nearest whole number of shares). As soon as practicable after the Effective Time, without any act of any shareholder, JetFax shall deliver such shares in the aggregate (the "Escrow Shares") in the form of a certificate to and in the name of the Escrow Agent identified in and pursuant to an Escrow Agreement in the form attached as Exhibit F hereto. The Escrow Shares shall be governed by and subject to the terms set forth
in  the  Escrow Agreement.   The portion of the Escrow Shares deemed
contributed on behalf of each Designated Shareholder shall be in proportion to the number of shares of JetFax Common Stock to which such holder would otherwise be entitled to under Section 1.10.

     1.12     Dissenting Shares.
              -----------------

               (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of DocuMagix that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 1300(b) of the California Corporations Code shall not be converted into or represent the right to receive JetFax Common Stock in accordance with Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.10(c)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the California General Corporation Law; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) JetFax Common Stock, if any, in accordance with
Section 1.5 (and cash in lieu of fractional shares, if any, in accordance with Section 1.10(c)).

              (b) DocuMagix shall give JetFax (i) prompt notice of any written demand received by DocuMagix prior to the Effective Time to require DocuMagix to purchase shares of capital stock of DocuMagix pursuant to Chapter 13 of the California General Corporation Law and of any other demand, notice or instrument delivered to DocuMagix prior to the Effective Time pursuant to the California General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. DocuMagix shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless JetFax shall have consented in writing to such payment or settlement offer.

          1.13 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of
Section  368  of  the Code.  The  parties  to  this Agreement   hereby   adopt
this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

          1.14 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a "pooling of interests."



          11                           8



          1.15     Further Action.  If, at any time after the Effective
Time, any further action is determined by JetFax to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or JetFax with full right, title and possession of and to all rights and property of Merger Sub and DocuMagix, the officers and directors of the Surviving Corporation and JetFax shall be fully authorized (in the name of Merger Sub, in the name of DocuMagix and otherwise) to take such action.

2.     Representations  and  Warranties  of  DocuMagix  and the
       --------------------------------------------------------
       Designated Shareholders
       -----------------------

               DocuMagix and the Designated Shareholders jointly and severally represent and warrant, to and for the benefit of the Indemnitees, subject to such exceptions as are discussed in the correspondingly numbered section of the Disclosure Schedule, as follows:

     2.1         Due Organization; No Subsidiaries; Etc.
                 ---------------------------------------

          (a) DocuMagix is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted. DocuMagix is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on DocuMagix.

          (b)       Part 2.1 of the Disclosure Schedule accurately sets forth
(i) the names of the members of DocuMagix's board of directors, (ii) the names of the members of each committee of DocuMagix's board of directors, and (iii) the names and titles of DocuMagix's officers.

          (c) DocuMagix does not have any subsidiaries and has no direct or indirect interest of any nature in, any other Entity. DocuMagix has not agreed and is not obligated to make any future investment in or capital contribution to any Entity.

     2.2     Articles  of  Incorporation and Bylaws;  Records.
             -------------------------------------------------

DocuMagix has delivered to JetFax accurate and complete copies of DocuMagix's restated articles of incorporation including all amendments thereto
through  the  date  hereof  (the   "Restated Articles"), and bylaws, including
all amendments thereto through the date hereof. There has not been any violation of any of the provisions of DocuMagix's articles of incorporation or bylaws, and DocuMagix has not taken any action that is inconsistent in any material respect with any resolution adopted by DocuMagix's shareholders, DocuMagix's board of directors or any committee of DocuMagix's board of directors. The stock records and minute books of DocuMagix provided to JetFax are the only minute books and stock records of DocuMagix and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of DocuMagix. There have been no resolutions adopted or actions of the shareholders of DocuMagix at a meeting of shareholders of DocuMagix or by written consent, the board of directors of DocuMagix or any committee of the board of directors of DocuMagix that are not fully reflected in such minute books.

         12                           9
     2.3         Capitalization, Etc.
     (a) The authorized capital stock of DocuMagix consists of: (i) 26,000,000 shares of Common Stock (with no par value) ("DocuMagix Common Stock"), of which 3,455,879 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 18,552,182 shares of Preferred Stock (with no par value) ("DocuMagix Preferred Stock"), (A) 3,300,000 of which have been designated "Series A Preferred Stock," all of which have been issued and are outstanding as of the date of this Agreement, (B) 1,521,000 of which have been designated "Series B Preferred Stock," of which 1,519,019 shares have been issued and are outstanding as of the date of this agreement, (C) 4,438,000 of which have been designated "Series C Preferred Stock," of which 4,432,978 shares have been issued and are outstanding as of the date of this Agreement, (D) 6,600,000 of which have been designated "Series D Preferred Stock," of which 6,567,951 shares have been issued and are outstanding as of the date of this Agreement, (E) 568,182 of which have been designated "Series E Preferred Stock," all of which have been issued and are outstanding as of the date of this Agreement, (F) 1,375,000 of which have been designated "Series F Preferred Stock," all of which have been issued and are outstanding as of the date of this Agreement, and (G) 750,000 of which have been designated "Series G Preferred Stock," of which 150,000 shares have been issued and are outstanding as of the date of this
Agreement.   The  rights, preferences, privileges and restrictions of the
DocuMagix  Common Stock  and  the DocuMagix Preferred Stock (including each
series thereof)   are   as  stated  in  the  Restated  Articles. Each
outstanding share of DocuMagix Preferred Stock other than DocuMagix Series D Preferred Stock is convertible into one share of DocuMagix Common Stock. Each outstanding shares of DocuMagix Series D Preferred Stock is convertible into 1.016395022 shares of DocuMagix Common Stock. All of the outstanding shares of DocuMagix Common Stock and DocuMagix Preferred Stock have been duly authorized and validly issued, and are fully paid and
non-assessable.   Except  as set forth  in  Part 2.3(a)  of  the Disclosure
Schedule,  there  is  no: (iii)   outstanding subscription,  option,  call,
warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of DocuMagix; (iv) repurchase option which is held by DocuMagix to any outstanding shares of DocuMagix capital stock; (v) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of DocuMagix; (vi) Contract under which DocuMagix is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (vii) written claim or demand delivered to DocuMagix that would reasonably be expected to or will give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of DocuMagix (including preemptive rights, conversion rights and rights of first refusal). Part 2.3(a) of the Disclosure Schedule sets forth the names of the DocuMagix's shareholders and the number of shares of DocuMagix stock owned of record by each of such shareholders.
          (b) DocuMagix has reserved 3,011,139 shares of DocuMagix Common Stock for issuance under the Option Plan, of which stock options to purchase 2,678,746 shares are outstanding as of the date of this Agreement. Part 2.3(b) of the Disclosure Schedule accurately sets forth, with respect to each stock option and each warrant issued by DocuMagix (a "DocuMagix Warrant") that is outstanding as of the date of this Agreement: (i) the name of the
          13                            10
holder of such stock option or
 warrant; (ii) the total number of shares and class of DocuMagix capital stock that are subject to such stock option or warrant and the number of shares of DocuMagix capital stock with respect to which such stock option or warrant is immediately exercisable; (iii) the date on which such stock option or warrant was granted and the term and expiration date of such stock option or warrant; (iv) the vesting schedule for such stock option or warrant; (v) the exercise price per share of DocuMagix capital stock purchasable under such stock option or warrant and (vi) whether such stock option or warrant has been designated an "incentive stock option" as
defined  in Section  422  of  the  Code or is a non-qualified  option.   Part
2.3(b) of the Disclosure Schedule accurately identifies each Bridge Warrant as such. All stock options of DocuMagix have been issued pursuant to the Option Plan. The Bridge Warrants, that certain Warrant to Purchase Stock issued to Silicon Valley Bank, dated July 14, 1996, exercisable for 36,585 shares of DocuMagix Series F Preferred Stock (the "SVB Warrant") and that certain Warrant to Purchase Shares of Series G Preferred Stock issued to Open Market, Inc., dated October 28, 1996, exercisable for 600,000 shares of Series G Preferred Stock (the "OMI Warrant") comprise all of the DocuMagix Warrants.
          (c) All outstanding shares of DocuMagix Common Stock and DocuMagix Preferred Stock and all outstanding DocuMagix Options
and   DocuMagix  Warrants,  have  been  issued  and  granted   in compliance
with all applicable state and federal securities laws.

          (d) Except as set forth in Part 2.3 of the Disclosure Schedule, DocuMagix has never repurchased, redeemed or otherwise reacquired any shares
of capital stock or other  securities  of DocuMagix.   All  securities  so
reacquired by DocuMagix were reacquired in compliance with (i) the applicable provisions of the California General Corporation Law and all applicable state and federal securities laws, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.
          (e) To the best of knowledge of DocuMagix and the Designated Shareholders, each Bridge Holder has good and valid title to the Bridge Warrant identified on Part 2.3(b) of the Disclosure Schedule as being held by such Bridge Holder, free and clear of all liens and other Encumbrances.
There is no legal action, suit, proceeding, claim or governmental investigation pending or, to the best of the knowledge of DocuMagix and the Designated Shareholders, threatened against any Bridge Holder that questions the right of such holder to surrender such holder's Bridge Warrant in exchange for the consideration described in Section 1.7, nor is such holder aware that there is any basis for any of the foregoing.

     2.4       Financial Statements.
               ---------------------
          (a) DocuMagix has delivered to JetFax the following financial statements and notes (collectively, the "DocuMagix Financial Statements"):
               (i) The audited balance sheets of DocuMagix at June 30, 1996 and at June 30, 1995, and the related audited income statements, statements of shareholders' equity and statements of cash flows of DocuMagix for the years then ended, together with the notes thereto and the unqualified report and opinion of Price Waterhouse LLP relating thereto;
          14                           11
               (ii) the unaudited balance sheet of DocuMagix at June 30, 1997, and the related unaudited income statement of DocuMagix for the year then ended; and

               (iii) the unaudited balance sheet of DocuMagix at September 30, 1997 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of DocuMagix for the three months then ended.

          (b)     The DocuMagix Financial Statements are in accordance
with the books and records of DocuMagix and present fairly in all material respects the financial position of DocuMagix as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of DocuMagix for
the  periods  covered thereby.   DocuMagix Financial Statements have been
prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and the financial statements referred to in Section 2.4(a)(iii) do not contain footnotes and are subject to normal and recurring year-end adjustments, which will not, individually or in the aggregate, be material in magnitude).

       2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since September 30, 1997:

          (a) there has not been any change in DocuMagix's business, condition, assets, liabilities, operations, financial performance or prospects and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on DocuMagix;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of DocuMagix's assets (whether or not covered by insurance);

          (c) DocuMagix has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) DocuMagix has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for DocuMagix Common Stock issued upon the exercise of outstanding DocuMagix Options), (ii) any option, call, warrant or right to acquire any capital stock or any other security (except for DocuMagix Options described in Part 2.3 of the Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) DocuMagix has not amended or waived any of its rights under, or permitted the acceleration of vesting with respect to any security under,
(i) any provision of its Option Plan, (ii) any provision of any agreement evidencing any outstanding DocuMagix Option, or (iii) any restricted stock purchase agreement;

          (f) there has been no amendment to DocuMagix's articles of incorporation or bylaws, and DocuMagix has not effected any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (g) DocuMagix has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

          (h) DocuMagix has not made any capital expenditures the aggregate amount of which exceeds $20,000;

          (i) DocuMagix has not (i) acquired, leased or licensed any right or other asset from any other Person (other than immaterial rights or other immaterial assets acquired, leased or licensed by DocuMagix from other Persons in the ordinary course of business and consistent with DocuMagix's past practices), (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person (other than immaterial rights or other immaterial assets disposed of or leased or licensed by DocuMagix to other Persons in the ordinary course of business and consistent with DocuMagix's past practices), or (iii) waived or relinquished any right (other than immaterial rights waived or relinquished in the ordinary course of business and consistent with DocuMagix's past practices);

          (j) DocuMagix has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

          (k) DocuMagix has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with DocuMagix's past practices;

          (l) DocuMagix has not (i) lent money to any Person (other than as reasonably required pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (m) DocuMagix has not (i) established or adopted, or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

          (n) DocuMagix has not changed any of its methods of accounting or accounting practices in any respect;

          (o) DocuMagix has not made any tax election that could affect its status as a C corporation for federal income tax purposes;

          (p)     DocuMagix has not commenced or settled any Legal Proceeding;
          (q) DocuMagix has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (r) DocuMagix has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

     2.6              Title to Assets
                      ---------------
         (a) Subject to Section 2.6(b) below, DocuMagix owns and has good, valid and marketable title to: (i) all material assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Part 2.9 of the Disclosure Schedule; and (iii) all other material assets owned by DocuMagix. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by DocuMagix free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of DocuMagix.

         (b) Part 2.6(b) of the Disclosure Schedule identifies all assets that are being leased or licensed to DocuMagix, except for (i) any equipment being leased to DocuMagix under a standard operating lease requiring annual payments by DocuMagix of less than $5,000 in the aggregate, and (ii) any software being licensed to DocuMagix under any third-party software license generally available to the public at a total cost of less than $5,000 in the aggregate.

     2.7          Bank Accounts; Receivables.
                  ---------------------------
          (a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of DocuMagix at any bank or other financial institution.

          (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of DocuMagix as of September 30, 1997. Except as set forth in Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of DocuMagix (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since September 30, 1997 and have not yet been collected) (i) represent valid obligations of customers of DocuMagix arising from bona fide transactions entered into in the ordinary course of business and (ii) are collectible in full when due and no counterclaim or set off presently exists (net of a reserve for bad debts as set forth on the Unaudited Interim Balance Sheet).

               (c) Part 2.7(c) of the Disclosure Schedule identifies the twenty largest customers of DocuMagix based on revenue for the year ended September 30, 1997. DocuMagix has not received any written notice or other formal communication indicating, nor does DocuMagix have any

          17                            14

reason to believe, that any customer identified in Part 2.7(c) of the Disclosure Schedule intends or expects to cease dealing with DocuMagix or to effect a material reduction in the volume of business transacted by such Person with DocuMagix below historical levels.

     2.8          Equipment; Leasehold.
                  ---------------------
               (a)  Part 2.8(a) of the Disclosure Schedule sets forth and reasonably describes those material items of equipment, fixtures, leasehold improvements and other tangible assets owned by or leased to DocuMagix.
               (b)   DocuMagix does not own any real property or  any interest
in real property, except for the leasehold interest created under the real property lease identified in Part 2.10 of the Disclosure Schedule.
     2.9          Proprietary Assets.
                  -------------------
               (a)   Part  2.9(a)(1) of the Disclosure Schedule  sets forth,
with respect to each DocuMagix Proprietary Asset that has been registered, recorded or filed with any Governmental Body or with respect to which an application has been filed with any Governmental Body, (i) a brief description of such DocuMagix Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration, recordation,
filing  or application. Part   2.9(a)(2) of the  Disclosure Schedule identifies
and  provides  a  brief  description  of  all   other DocuMagix  Proprietary
Assets owned by DocuMagix. Part 2.9(a)(3) of the Disclosure Schedule identifies and provides a brief description of each DocuMagix Proprietary Asset that is owned by any other Person and that is licensed to or used by DocuMagix and identifies the license agreement or other agreement under which such DocuMagix Proprietary Asset is being licensed to or used by DocuMagix. Except as set forth in Part 2.9(a)(4) of the Disclosure Schedule, DocuMagix has good, valid and marketable title to all of the Proprietary Assets identified in Parts 2.9(a)(1) and 2.9(a)(2) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(3) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(5) of the Disclosure Schedule, DocuMagix is not obligated to make any payment to any
Person for the use of any DocuMagix  Proprietary Asset.   Except as set forth
in Part 2.9(a)(6) of the Disclosure Schedule, DocuMagix is free to use, modify, copy, distribute, sell, license or otherwise exploit each of DocuMagix Proprietary Assets on an exclusive basis (other than DocuMagix Proprietary Assets consisting of software licensed to DocuMagix under third party licenses generally available to the public, with respect to which DocuMagix's rights are not exclusive).

     (b) DocuMagix has taken all reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all DocuMagix Proprietary Assets (except DocuMagix Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and
protect the  value  of all  DocuMagix  Proprietary  Assets.   Except  as  set
forth in Part 2.9(b) of the Disclosure Schedule, DocuMagix has not disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than DocuMagix) has access to or has any rights
with respect to, the source  code,  or  any portion   or  aspect  of  the
source  code,  of  any DocuMagix Proprietary Asset.
          18                            15


     (c) To the best of the knowledge of DocuMagix and the Designated Shareholders, none of DocuMagix Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the best of the knowledge of DocuMagix and the Designated Shareholders, DocuMagix is not infringing, misappropriating or making any unlawful use of, and DocuMagix has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of
any  actual, alleged, possible  or  potential infringement,   misappropriation
or   unlawful   use of, any Proprietary Asset owned or used by any other
Person. To the best of the knowledge of DocuMagix and the Designated Shareholders, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other
Person   infringes  or  conflicts  with,  any DocuMagix
Proprietary Asset.

     (d)    Except  as  set  forth in Part 2.9(d)  of  the Disclosure
Schedule, to the best of knowledge of  DocuMagix  and the Designated
Shareholders: (i) each DocuMagix Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of DocuMagix; and (ii) there has not been any material claim by any customer or other Person alleging that any DocuMagix Proprietary Asset (including each version thereof that has ever been licensed or otherwise made
available by DocuMagix to any Person) does not conform   in   all  material
respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of DocuMagix, and, to the best of the knowledge of DocuMagix and the Designated Shareholders, there is no basis for any such claim. DocuMagix has established adequate reserves on the Unaudited Interim Balance Sheet to cover all costs associated with any obligations that DocuMagix may have with respect to the correction or repair of programming errors or other defects in DocuMagix Proprietary Assets.

               (e) DocuMagix Proprietary Assets constitute all the Proprietary Assets necessary to enable DocuMagix to conduct its business in the manner in which such business has been and is being conducted.
Except as set forth in Part 2.9(e) of the Disclosure Schedule, (i) DocuMagix has not licensed any of
DocuMagix Proprietary Assets to any Person on an exclusive basis, and (ii) DocuMagix has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of the DocuMagix Proprietary Assets or to transact business in any market or geographical area or with any Person.

               (f) Except as set forth in Part 2.9(f) of the Disclosure Schedule, (i) all current and former employees of DocuMagix have executed and delivered to DocuMagix an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement attached to Part 2.9(f) of the Disclosure Schedule, and (ii) all current and former consultants and independent contractors to DocuMagix have executed and delivered to DocuMagix an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement attached to
Part 2.9(f) of the Disclosure Schedule.

               (g)   Except  as  set  forth in  Part 2.9(g)  of  the Disclosure
Schedule, DocuMagix has not entered into and is not bound by any Contract under which any Person has the right to distribute or license, on a commercial basis, any DocuMagix Proprietary Asset including source code, object


         19                            16


code, or any versions, modifications or derivative works of source code or object code in any DocuMagix Proprietary Asset.

     2.10          Contracts.
                   ----------

(a)     Part 2.10(a) of the Disclosure Schedule identifies each
DocuMagix Contract that constitutes a Material Contract.

          (b) DocuMagix has delivered to JetFax true and complete copies of all Contracts identified in Part 2.10(a) of the Disclosure
Schedule,  including all  amendments  thereto.   Each Contract identified in
Part 2.10(a) of the Disclosure Schedule is valid.

          (c)     Except as set forth in Part 2.10(c) of the Disclosure
Schedule:

                    (i) DocuMagix has not violated or breached in any material respect, or committed any material default under, any Material Contract of DocuMagix ("DocuMagix Material Contact"), and, to the best of the knowledge of DocuMagix and the Designated Shareholders, no other Person has materially violated or breached, or committed any material default under, any DocuMagix Material Contract;

                    (ii) to the best of the knowledge of DocuMagix and the Designated Shareholders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any DocuMagix Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any DocuMagix Material Contract, (C) give any Person the right to accelerate the maturity or performance of any DocuMagix Material Contract, or (D) give any Person the right to cancel, terminate or modify any DocuMagix Material Contract;

                    (iii) since January 1, 1996, DocuMagix has not received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any DocuMagix Material Contract, or
(ii) any actual or possible termination of any DocuMagix Material Contract; and

                    (iv) DocuMagix has not waived or relinquished any of its material rights under any DocuMagix Material Contract.

            (d)   Except  as  set  forth in Part  2.10(d)  of  the
Disclosure Schedule, no Person is renegotiating, or has the right to renegotiate, any amount paid or payable to DocuMagix under any DocuMagix Material Contract or any other term or provision of any DocuMagix Material Contract.
            (e) DocuMagix has not made any unexpired offer or proposal (to any customer, prospective customer or other Person), except for any offer or proposal that, if accepted, would not result in DocuMagix being bound by a Contract that is less favorable to DocuMagix than the comparable terms and conditions in the existing DocuMagix Material Contracts.
          20                            17

         2.11       Liabilities.
                    -----------
          (a) DocuMagix has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), which, individually or in the aggregate, have not been reflected in the Unaudited Interim Balance Sheet, except for accounts payable or accrued salaries that have been incurred by DocuMagix since September 30, 1997 in the ordinary course of business consistent with DocuMagix's past practices.

          (b) Part 2.11(b) of the Disclosure Schedule provides an accurate and complete breakdown of (i) all accounts payable of DocuMagix at September 30, 1997, and (ii) all notes payable of DocuMagix (including the Bridge Notes) and all indebtedness of DocuMagix for borrowed money.

          (c) Part 2.11(c) of the Disclosure Schedule accurately sets forth, with respect to each Bridge Note: (i) the name of the holder of such Bridge Note; (ii) the aggregate principal amount outstanding under such Bridge Note as of the date of this Agreement; (iii) the interest rate applicable to such Bridge Note; and (iv) the maturity date of such
Bridge  Note. The aggregate  principal  amount of the Bridge Notes  is
$1,000,000. The   Bridge Notes  are  unsecured  obligations  of  DocuMagix.
DocuMagix has delivered to JetFax a true and correct copy of each Bridge  Note,
Bridge Warrant, and the Note and Warrant  Purchase Agreement related   thereto,
including   all   amendments or modifications thereto. DocuMagix is not in
default under the Note and Warrant Purchase Agreement or any Bridge Note and does not claim any defenses to or rights of offset against the payments due pursuant to the Bridge Notes. Each of the Bridge Notes and Bridge
Warrants was issued in accordance with all applicable state and federal securities laws, the applicable provisions of the California General
Corporation Law and all other applicable Legal Requirements, and all requirements set forth in the Note and Warrant Purchase Agreement and any other applicable Contracts. Each Bridge Note and Bridge Warrant is a legal, valid and binding obligation of DocuMagix enforceable in accordance with its terms. The Bridge Notes are identified on the Unaudited Interim Balance Sheet as a liability of DocuMagix.
               (d) Each Bridge Holder has good and valid title to the Bridge Note identified on Part 2.11(c) of the Disclosure Schedule
as  being held by such Bridge Holder, free and clear of all liens and   other
Encumbrances.   There  is  no  legal  action,  suit, proceeding,  claim or
governmental investigation pending  or,  to the   best of   knowledge  of
DocuMagix  and  the   Designated Shareholders, threatened against any Bridge
Holder that questions the right of such holder to surrender such holder's Bridge Note in exchange for the consideration described in Section 1.8, nor is such holder aware that there is any basis for any of the foregoing.

          2.12 Compliance with Legal Requirements. DocuMagix is, and has since January 1, 1996 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements would not reasonably be expected to have a Material Adverse Effect on DocuMagix. Except as set forth in Part 2.12 of the Disclosure Schedule, since January 1,
          21                           18
  1996, DocuMagix has not received any written notice from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any material Legal Requirement.

          2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by DocuMagix. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable  DocuMagix  to conduct  its  business  in the manner in which  its
business  is currently being  conducted  other   than   such   Governmental
Authorization the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect on DocuMagix. DocuMagix is in compliance with the material terms and requirements of such Governmental Authorizations.
          2.14      Tax Matters.
                    ------------
                    (a) Except as set forth in Part 2.14(a) of the Disclosure Schedule, all Tax Returns required to be filed by or on behalf of DocuMagix with any Governmental Body on or before the Closing Date (the "DocuMagix Returns") have been or will be filed when due or an extension for the filing thereof shall have been received by DocuMagix. All amounts shown on DocuMagix Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. DocuMagix has delivered to JetFax accurate and complete copies of all federal and California income
tax  DocuMagix  Returns  filed   since its inception.
                    (b)   The DocuMagix Financial Statements fully  accrue all
actual and contingent liabilities for Taxes with respect  to all   periods
through the dates thereof in accordance with generally accepted accounting principles. DocuMagix will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from June 30, 1996 through the Closing Date, and DocuMagix will disclose the dollar amount of such reserves to JetFax on or prior to the Closing Date.
                    (c) There has been no examination or audit of any DocuMagix Return, and no such examination or audit has been proposed or scheduled by any Governmental Body. DocuMagix has delivered to JetFax accurate and complete copies of all audit reports and similar documents (to which DocuMagix has access) relating to DocuMagix Returns. No extension or waiver of the limitation period applicable to any of DocuMagix Returns has been granted (by DocuMagix or any other Person), and no such extension or waiver has been requested from DocuMagix.
                    (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of DocuMagix, has been threatened against or with respect to DocuMagix in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by DocuMagix. There are no liens for Taxes upon any of the assets of DocuMagix, except liens for current Taxes not yet due and payable. DocuMagix has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. DocuMagix has not been, and DocuMagix will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision
          22                           19
 under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                   (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of DocuMagix that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. DocuMagix is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

                  (f) Except as set forth in Part 2.14(f) of the Disclosure Schedule, since January 1, 1996, (i) to the best knowledge of DocuMagix and the Designated Shareholders, no Governmental Body has asserted any claim or otherwise made any allegation that DocuMagix has failed or may have failed to pay any sales tax, use tax or similar Tax, and
(ii) DocuMagix has not engaged in any discussions or negotiations with any Governmental Body, and has not sent any written communication to or received
any   written  communication  from  any  Governmental  Body, in connection with any possible failure on the part of DocuMagix to pay any sales tax, use tax or similar Tax.
          2.15    Employee and Labor Matters; Benefit Plans.
                  ------------------------------------------
         (a) Part 2.15(a) of the Disclosure Schedule contains a list of all salaried employees of DocuMagix as of the date of this Agreement, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. DocuMagix is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

          (b) Part 2.15(b) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Benefit Plan" and collectively referred to as the "Benefit Plans") sponsored, maintained, contributed to or required to be contributed to by DocuMagix for the benefit of any current or former employee of DocuMagix.

          (c)     DocuMagix does not maintain, sponsor or contribute to,
and, to the best of the knowledge of DocuMagix and the Designated Shareholders,
DocuMagix  has  not  at  any  time  in  the   past maintained,  sponsored or
contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of DocuMagix (a "Pension Plan").

          (d) DocuMagix does not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage
          23                           20
under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of DocuMagix (a "Welfare Plan").

          (e)     DocuMagix is not required to be, and, to the best of
the  knowledge  of  DocuMagix  and the  Designated  Shareholders, DocuMagix
has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. DocuMagix has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best of the knowledge of DocuMagix and the Designated Shareholders, DocuMagix has
never  made  a  complete  or  partial  withdrawal  from   a "multiemployer
plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

         (f) DocuMagix does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law).

         (g) Except as set forth in Part 2.15(g) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of DocuMagix (whether or not under any Benefit
Plan), or materially increase the benefits payable under any Benefit Plan, or result in any acceleration of the time of payment or vesting of any such benefits, other than the consideration received pursuant to Sections 1.5, 1.6, 1.7 or 1.8 hereof.

         (h) DocuMagix is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

         (i)     Except as set forth in Part 2.15(i) of the Disclosure
Schedule,  DocuMagix  has  good  labor  relations,  and   neither DocuMagix
nor  any  of  the  Designated  Shareholders  has   any knowledge  of  any facts
indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on DocuMagix's labor relations, or (ii) any of DocuMagix's employees intends to terminate his or her employment with DocuMagix.

         (j) DocuMagix has no obligations or accrued, contingent or other liabilities of any nature, either matured or unmatured, arising out of its relationship with Trinet Employer Group, Inc.

      2.16           Environmental Matters.  To the best knowledge  of
                     ----------------------
DocuMagix and the Designated Shareholders, DocuMagix is and has at all times been in compliance, in all material respects, with all applicable
Environmental  Laws.   DocuMagix  possesses  all permits  and  other
Governmental Authorizations required under applicable Environmental Laws, and DocuMagix is and has at all times been in compliance with the material terms and requirements of all such Governmental Authorizations.
          24                           21


  DocuMagix has not received any written notice (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that
DocuMagix is not in compliance with any Environmental Law, and, to the best of the knowledge of DocuMagix and the Designated Shareholders, there are no circumstances that could reasonably be expected to prevent or interfere with
DocuMagix's compliance with any  Environmental  Law  in  the future.   To  the
best of the knowledge of DocuMagix and the Designated Shareholders, no current or prior owner of any property leased or controlled by DocuMagix has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or DocuMagix is not or was not in compliance with any Environmental Law. All Governmental Authorizations currently held by DocuMagix pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state or local Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any
law  or regulation   relating  to  emissions,  discharges,  releases or
threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental
Concern;  and  (ii)  "Materials  of Environmental    Concern"    include
chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or in the future regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

      2.17    Product Warranty; Performance of Services.  Except as
              ------------------------------------------
set forth in Part 2.17(b) of the Disclosure Schedule, no customer or other Person has, at any time since January 1, 1996, asserted or threatened in writing, or, to the best of the knowledge of DocuMagix, orally asserted any claim against DocuMagix (other than claims that have been resolved satisfactorily) under or based upon (i) any warranty provided by or on behalf of DocuMagix, or (ii) any services performed by DocuMagix.

      2.18    Insurance.  Part 2.18 of the Disclosure  Schedule
              ----------
provides accurate and complete information with respect to each insurance policy maintained by, at the expense of or for the benefit of DocuMagix and with respect to any claims made thereunder since January 1, 1996. DocuMagix has delivered to JetFax true and complete copies of the insurance policies identified in Part 2.18 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.18 of the Disclosure
Schedule is in full force and effect and has sufficient insurance coverage  for
the operation of its business.  Since  January  1, 1996,   DocuMagix   has  not
received  any   notice   or   other communication  regarding any actual or
possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     2.19     Related Party Transactions.  Except as set forth in Part  2.19
              ---------------------------
of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since January 1, 1996 had, any direct or indirect interest in any material asset used in the business of DocuMagix; (b) no Related Party is, or has at any time since January 1, 1996 been, indebted to DocuMagix; (c) since January 1, 1996, no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Contract, transaction or business dealing involving DocuMagix; (d) to the best knowledge
           25                          22

 of DocuMagix and the Designated Shareholders, no Related Party is competing, or has at any time since January 1, 1996 competed, directly or indirectly, with DocuMagix; and (e) no Related Party has any claim or right against DocuMagix (other than rights to receive compensation for services performed as an employee of DocuMagix). (For purposes of this
Section 2.19, each of the following shall be deemed to be a "Related Party":
(i) each of the Designated Shareholders; (ii) each individual who is, or who has at any time since January 1, 1996 been, an officer or director of DocuMagix; and (iii) any trust or other Entity (other than DocuMagix) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.20      Legal Proceedings; Orders.
               --------------------------

               (a) There is no pending Legal Proceeding, and, to the best of the knowledge of DocuMagix and the Designated Shareholders, since
January 1, 1996 no Person has threatened to  commence  any Legal  Proceeding:
(i) that involves DocuMagix or any of the assets owned or used by DocuMagix; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of DocuMagix and the Designated Shareholders, except as set forth in
Part 2.20(a) of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.


               (b) There is no order, writ, injunction, judgment or decree to which DocuMagix, or any of the assets owned or used by DocuMagix, is subject. None of the Designated Shareholders is subject to any order, writ, injunction, judgment or decree that relates to DocuMagix's business or to any of the assets owned or used by DocuMagix. To the best of the knowledge of DocuMagix and the Designated Shareholders, no officer or other employee of DocuMagix is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to DocuMagix's business.



     2.21 Authority; Binding Nature of Agreement.  DocuMagix has the absolute
and
          ---------------------------------------
unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by DocuMagix of this Agreement have been duly authorized by all necessary action on the part of DocuMagix and its board of directors. Following the DocuMagix Shareholders' Meeting (as defined in Section 5.3), the execution, delivery and performance of this Agreement will have been duly authorized by all necessary action on the part of DocuMagix's shareholders. This Agreement constitutes the legal, valid and binding obligation of DocuMagix, enforceable against DocuMagix in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.22   Non-Contravention; Consents.  Except as set forth in Part 2.22 of the
            ----------------------------
Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the
          25                           23

other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

     (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Restated Articles as amended by the Amendment to Restated Articles or of DocuMagix's bylaws, or (ii) any resolution adopted by DocuMagix's shareholders or DocuMagix's board of directors;

     (b) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any DocuMagix Contract, or give any Person the right to (i) declare a default or exercise any remedy under any DocuMagix Material Contract, (ii) accelerate the maturity or performance of any DocuMagix Material Contract, or (iii) cancel, terminate or modify any DocuMagix Material Contract; or

     (c) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by DocuMagix (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of DocuMagix).

Except as set forth in Part 2.22 of the Disclosure Schedule, DocuMagix is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.23   Full Disclosure.
            ----------------

          (a) This Agreement (including the Disclosure Schedule) does not, and the Designated Shareholders' Closing Certificate (as defined in Section 6.5(g)) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading; provided, that no representation or warranty is made with respect to statements made or furnished by JetFax or Merger Sub for use in or in connection with documents mailed or delivered to the shareholders of DocuMagix in connection with soliciting their adoption and approval of this Agreement and approval of the Merger.

          (b) The information supplied by DocuMagix for inclusion in the Information Statement (as defined in Section 5.2) will not, as of the date of the Information Statement or (taking into account any amendments or supplements thereto prior to the date of the DocuMagix Shareholder's Meeting) as of the date of DocuMagix Shareholders' Meeting (as defined in Section 5.3), (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information not false or misleading.
          27                           24

3.        Representations and Warranties of JetFax and Merger Sub
          -------------------------------------------------------

          JetFax and Merger Sub jointly and severally represent and warrant to DocuMagix and the Designated Shareholders as follows:

     3.1   Organization, Standing and Power.  JetFax is a corporation duly
           ---------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of JetFax and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of JetFax and Merger Sub to consummate the transactions contemplated hereby.

     3.2   SEC Filings; Financial Statements.
           ----------------------------------

     (a) JetFax has delivered to DocuMagix accurate and complete copies (excluding copies of exhibits) of each report or registration statement filed by JetFax with the SEC between March 21, 1997 and the date of this Agreement (the "JetFax SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the JetFax SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the JetFax SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b)   The consolidated financial statements contained in the JetFax SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the consolidated financial position of JetFax and its subsidiaries as of the respective dates thereof and the consolidated results of operations of JetFax and its subsidiaries for the periods covered thereby.

     3.3   Authority; Binding Nature of Agreement.  JetFax and Merger Sub have
           ---------------------------------------
the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by JetFax and Merger Sub of this Agreement (including the contemplated issuance of JetFax Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of JetFax and Merger Sub and their respective boards of directors. No vote of JetFax's stockholders is
          28                           25

needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of JetFax and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.4   Valid Issuance.  Subject to Section 1.5(d), the JetFax Common Stock
to
           ---------------
be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

     3.5   Absence of Certain Changes or Events.     Between October 4, 1997
and the date of this Agreement, there has not been: (i) any event that had a Material Adverse Effect on JetFax; or (ii) any material change by JetFax in its accounting methods, principles or practices, except as required by changes in generally accepted accounting principles.

     3.6   Legal Proceedings.     There is no pending Legal Proceeding and (to
           ------------------
the best of the knowledge of JetFax) no Person has threatened to commence any Legal Proceeding that involves JetFax or any of the assets owned or used by JetFax and that would have a Material Adverse Effect on JetFax or adversely affect the ability of JetFax to consummate the Merger or the transactions contemplated by this Agreement in connection therewith.

4.          Certain Covenants of DocuMagix
            ------------------------------

     4.1   Access and Investigation.  During the period from the date of this
           -------------------------
Agreement through the Effective Time (the "Pre-Closing Period"), DocuMagix shall, and shall cause its Representatives to: (a) provide JetFax and JetFax's Representatives with reasonable access to DocuMagix's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to DocuMagix; and (b) provide JetFax and JetFax's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to DocuMagix, and with such additional financial, operating and other data and information regarding DocuMagix, as JetFax may reasonably request.

     4.2   Operation of DocuMagix's Business.  During the Pre-Closing Period:
           ---------------------------------
     (a) DocuMagix shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

     (b) DocuMagix shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with DocuMagix;
          29                           26

     (c) DocuMagix shall keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule;

     (d) DocuMagix shall (to the extent requested by JetFax) cause its officers to report regularly to JetFax concerning the status of DocuMagix's business;

     (e) DocuMagix shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that DocuMagix may repurchase DocuMagix Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

     (e) DocuMagix shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that DocuMagix shall be permitted (x) to issue DocuMagix Common Stock to employees upon the exercise of outstanding DocuMagix Options and (y) to issue shares of DocuMagix Common Stock upon the conversion of shares of DocuMagix Preferred Stock);

     (g) DocuMagix shall not amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of its Option Plan,
(ii) any provision of any agreement evidencing any outstanding DocuMagix Option, or (iii) any provision of any restricted stock purchase agreement;

     (h) Except as hereby contemplated, DocuMagix shall not amend or permit the adoption of any amendment to the Restated Articles or bylaws, or effect any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     (i) DocuMagix shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

     (j) DocuMagix shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of DocuMagix during the Pre-Closing Period, do not exceed $25,000 per month;

     (k) DocuMagix shall not (i) enter into or permit any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any DocuMagix Material Contract;

     (l) DocuMagix shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by DocuMagix pursuant to Contracts that are not DocuMagix Material Contracts;
          30                           27


     (m) DocuMagix shall not (i) lend money to any Person (except that DocuMagix may make reasonable routine travel advances to employees in the ordinary course of business and may, consistent with the terms of agreements signed prior to the date of this Agreement), or (ii) incur or guarantee any indebtedness for borrowed money (except that DocuMagix may make routine borrowings in the ordinary course of business under its line of credit with Silicon Valley Bank and except for any borrowings from JetFax);

     (n) DocuMagix shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employees;

     (o) DocuMagix shall not change any of its methods of accounting or accounting practices in any material respect;

     (p) DocuMagix shall not make any tax election that could affect its status as a C corporation for federal income tax purposes;

     (q)   DocuMagix shall not commence or settle any material Legal
Proceeding;

     (r) DocuMagix shall not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

     (s) DocuMagix shall not agree or commit to take any of the actions described in clauses "(e)" through "(r)" above.

     4.3   Notification; Updates to Disclosure Schedule.
           ---------------------------------------------

     (a) During the Pre-Closing Period, DocuMagix shall promptly notify JetFax in writing of:

             (i) the discovery by DocuMagix of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by DocuMagix or any of the Designated Shareholders in this Agreement;

             (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by DocuMagix or any of the Designated Shareholders in this Agreement if (A) such representation or warranty
          31                           28

 had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

              (iii)   any breach of any covenant or obligation of DocuMagix;
and

              (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
Section 7 impossible or unlikely.

     (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then DocuMagix shall promptly deliver to JetFax an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by DocuMagix or any of the Designated Shareholders in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

     4.4   No Negotiation.  During the Pre-Closing Period, neither DocuMagix,
           ---------------
subject to its and its directors fiduciary duty obligations to the shareholders of DocuMagix under applicable law, nor any of the Designated Shareholders, subject to their fiduciary duty obligations to DocuMagix under applicable law, shall directly or indirectly:

     (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than JetFax) relating to a possible Acquisition Transaction;

     (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than JetFax) relating to or in connection with a possible Acquisition Transaction; or

     (c) consider, entertain or accept any proposal or offer from any Person (other than JetFax) relating to a possible Acquisition Transaction.

DocuMagix and the Designed Shareholders shall promptly notify JetFax in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received during the Pre-Closing Period.

5.     Additional Covenants of the Parties
       -----------------------------------

     5.1   Filings and Consents.  As promptly as practicable after the execution
           ---------------------
of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other
          32                           29


 transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement. JetFax shall (upon request) promptly deliver to DocuMagix a copy of each such filing made, each such notice given and each such Consent obtained by JetFax or Merger Sub during the Pre-Closing Period (except to the extent any such filing, notice or Consent contains any non-public information); and DocuMagix shall (upon request) promptly deliver to JetFax a copy of each such filing made, each such notice given and each such Consent obtained by DocuMagix during the Pre-Closing Period.

     5.2  Information Statement.  As promptly as practicable after the execution
          ----------------------
of this Agreement, DocuMagix and JetFax shall jointly prepare an Information Statement relating to the approval of the Merger by the shareholders of DocuMagix (the "Information Statement"). DocuMagix shall provide and include in the Information Statement such information relating to DocuMagix and its shareholders as may be required pursuant to Rule 502 under the Securities Act. The Information Statement shall include the recommendation of the board of directors of DocuMagix in favor of the Merger, except as otherwise required by such directors' fiduciary duties to the shareholders of DocuMagix.

     5.3   DocuMagix Shareholders' Meeting.  DocuMagix shall, in accordance with
           -------------------------------
its Restated Articles and bylaws and the applicable requirements of the California General Corporation Law, call and hold a special meeting of its shareholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the Merger and the adoption and approval of this Agreement (the "DocuMagix Shareholders' Meeting"). DocuMagix shall cause a copy of the Information Statement to be delivered to each shareholder of DocuMagix who is entitled to vote at the DocuMagix Shareholders' Meeting.
As promptly as practicable after the delivery of copies of the Information Statement to all shareholders entitled to vote at the DocuMagix Shareholders' Meeting, DocuMagix shall use its best efforts (i) to solicit from each of such shareholders a proxy in favor of the approval of the Merger and the adoption and approval of this Agreement, (ii) to cause each of such shareholders to acknowledge in writing that Hedy Breakfield is his or her "purchaser representative" (as defined in Rule 501 under the Securities Act) in connection with evaluating the merits and risks of investing in JetFax Common Stock, and
(iii) to cause each of such shareholders to execute and deliver to JetFax a Shareholder Investment Certification in the form of Exhibit M hereto. Without limiting the generality or the effect of anything contained in the Shareholder Agreements being executed and delivered to JetFax by the Designated Shareholders contemporaneously with the execution and delivery of this Agreement, each Designated Shareholder shall cause all shares of the capital stock of DocuMagix that are owned, beneficially or of record, by such Designated Shareholder on the record date for the DocuMagix Shareholders' Meeting to be voted in favor of the Merger and the adoption and approval of this Agreement at such meeting.

     5.4   Public Announcements.  During the Pre-Closing Period, (a) neither
           ---------------------
DocuMagix nor any of the Designated Shareholders shall (and DocuMagix shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, unless such press release
          33                           30

 or public statement conforms to written guidelines to be developed jointly by JetFax and DocuMagix and (b) JetFax will consult with DocuMagix prior to issuing any press release or making any public statement regarding the Merger.

     5.5   Pooling of Interests.  During the Pre-Closing Period, neither
           ---------------------
DocuMagix nor any of the Designated Shareholders shall take any action that could reasonably be expected to have an adverse effect on the ability of JetFax to account for the Merger as a "pooling of interests."

     5.6   Affiliate Agreements.  Each Designated Shareholder listed on Exhibit
A
           --------------------
shall and DocuMagix shall use its best efforts to cause each Person identified on Exhibit D-1 (and any other Person that could reasonably be deemed to be an "affiliate" of DocuMagix for purposes of the Securities Act) to execute and deliver to JetFax, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit D-2.

     5.7   Best Efforts.  During the Pre-Closing Period, (a) DocuMagix and the
           -------------
Designated Shareholders shall use their best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) JetFax and Merger Sub shall use their best efforts to cause the conditions set forth in
Section 7 to be satisfied on a timely basis.

     5.8   Employment and Noncompetition Agreements.  At or prior to the
Closing,
           -----------------------------------------
DocuMagix shall use its best efforts to cause (i) Maxon Wheeler to execute and deliver to DocuMagix and JetFax an Employment and Noncompetition Agreement in the form of Exhibit G and (ii) Albert Sisto and Jon Degenhardt to execute and deliver to DocuMagix and JetFax a Noncompetition Agreement in the form of Exhibit H.

     5.9   Release.  At the Closing, (i) each Designated Shareholder shall
           -------
execute and deliver to DocuMagix and JetFax a release in the form of Exhibit I and (ii) DocuMagix shall use its best efforts to cause each holder of DocuMagix Preferred Stock and holders of at least 90% of the DocuMagix Common Stock to execute and deliver to DocuMagix and JetFax a Release in the form of Exhibit I.

6.        Conditions Precedent to Obligations of JetFax
          ---------------------------------------------
          and Merger Sub
          --------------

     The obligations of JetFax and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     6.1   Accuracy of Representations.  Each of the representations and
           ---------------------------
warranties made by DocuMagix and the Designated Shareholders in this Agreement and in each of the other agreements and instruments delivered to JetFax in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date (without giving effect to any update to the Disclosure Schedule), except for changes contemplated by
          34                           31
this Agreement and except for those representations and warranties which address matters only as of a particular date.

     6.2   Performance of Covenants.  Each covenant or obligation that
DocuMagix
           -------------------------
or any of the Designated Shareholders is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3   Shareholder Approval.  The terms of the Merger shall have been duly
           ---------------------
approved under applicable law and DocuMagix's Articles of Incorporation and Bylaws by the affirmative vote of (a) at least 90% of the shares of DocuMagix Common Stock entitled to vote with respect thereto; (b) at least 82% of the shares of DocuMagix Series A Preferred Stock entitled to vote with respect thereto; and (c) all of the shares of DocuMagix Preferred Stock (excluding the DocuMagix Series A Preferred Stock) entitled to vote with respect thereto.

    6.4   Consents.  All material Consents required to be obtained in connection
          ---------
with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.22 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     6.5   Agreements and Documents.  JetFax and DocuMagix shall have received
           -------------------------
the following agreements and documents, each of which shall be in full force and effect:

           (a) Affiliate Agreements in the form of Exhibit D-2, executed by the Persons identified on Exhibit D-1 and by any other Person who could reasonably be deemed to be an "affiliate" of DocuMagix for purposes of the Securities Act;

           (b) an Employment and Noncompetition Agreement in the form of Exhibit G, executed by Maxon Wheeler;

           (c) a Noncompetition Agreement in the form of Exhibit H, executed by each of Albert Sisto and Jon Degenhardt;

           (d) a legal opinion of Fenwick & West LLP, dated as of the Closing Date, in the form of Exhibit J;

           (e) a Release in the form of Exhibit I, executed by holders of (a) at least 90% of the outstanding shares of DocuMagix Common Stock; (b) at least 82% of the outstanding shares of DocuMagix Series A Preferred Stock; and (c) all of the outstanding shares of DocuMagix Preferred Stock, excluding the DocuMagix Series A Preferred Stock;

           (f) a letter from Price Waterhouse LLP, dated as of the Closing Date, confirming that they are aware of no transaction entered into by DocuMagix, and no other fact or circumstance relating to DocuMagix, that would prevent JetFax from accounting for the Merger as a "pooling of interests" in accordance with generally accepted principles,
          35                           32


 Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

           (g) a certificate executed by the Designated Shareholders and containing the representation and warranty of each Designated Shareholder that each of the representations and warranties set forth in Section 2 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2, 6.3 and 6.4 have been duly satisfied (the "Designated Shareholders' Closing Certificate");

           (h) an Escrow Agreement in the form of Exhibit F, executed by DocuMagix and the Designated Shareholders (the "Escrow Agreement"); and

           (i)written resignations of all officers and directors of DocuMagix, effective as of the Effective Time.

     6.6   Rule 506.  All applicable requirements of Rule 506 under the
           ---------
Securities Act shall have been satisfied.

     6.7   No Restraints.  No temporary restraining order, preliminary or
           --------------
permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.8   No Legal Proceedings.  No Person (other than JetFax, any affiliate
           --------------------
of JetFax or any shareholder of JetFax (related to their interest as a shareholder of JetFax)) shall have commenced any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by JetFax of any material right pertaining to its ownership of stock of the Surviving Corporation.

     6.9   Employees.  None of the individuals identified on Exhibit K as
           ----------
"Category I Employees" shall have ceased to be employed by, or submitted a resignation in writing of his or her employment with, DocuMagix; and not more than 20% of the individuals identified on Exhibit K as "Category II Employees" shall have ceased to be employed by, or submitted a resignation in writing of his or her employment with, DocuMagix.

     6.10   No Material Adverse Change.  There shall have been no change in
            --------------------------
DocuMagix's business, condition, assets, liabilities, operations, financial performance or prospects since the date of this Agreement which could reasonably be expected to have an Material Adverse Effect on DocuMagix.

     6.11   Confidentiality and Nondisclosure Agreements.  Each employee of
            --------------------------------------------
DocuMagix, and each consultant to DocuMagix, shall have executed and delivered to DocuMagix a confidentiality and nondisclosure agreement in a form reasonably satisfactory to JetFax.

          35                           33

     6.12   Bridge Notes.  JetFax shall have received an executed original of
            -------------
each Bridge Note marked cancelled by the holder of the Bridge Note.


     6.13   Bridge Warrants.  JetFax shall have received from the Bridge
Holders
            ---------------
an executed original of each Bridge Warrant marked cancelled by the holder of such Bridge Warrant.

      6.14   DocuMagix Stock Options.  The DocuMagix Stock Options outstanding
             ------------------------
immediately prior to the Closing shall have been assumed by JetFax in accordance with Section 1.6 hereof.

7.     Conditions Precedent to Obligations of DocuMagix
       ------------------------------------------------

     The obligations of DocuMagix to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     7.1   Accuracy of Representations.  Each of the representations and
           ----------------------------
warranties made by JetFax and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     7.2   Performance of Covenants.  All of the covenants and obligations that
           ------------------------
JetFax and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     7.3   Documents.  DocuMagix shall have received a legal opinion of Cooley
           ----------
Godward LLP, dated as of the Closing Date, in the form of Exhibit L.

     7.4   Listing.  The shares of JetFax Common Stock to be issued in the
Merger
           --------
shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

     7.5   No Restraints.  No temporary restraining order, preliminary or
           -------------
permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     7.6   No Material Adverse Change.  There shall have been no change in
           ---------------------------
JetFax's business, condition, assets, liabilities, operations, financial performance or prospects since the date of this Agreement which could reasonably be expected to have a Material Adverse Effect on JetFax.

8.     Termination
       -----------

     8.1   Termination Events.  This Agreement may be terminated prior to the
Closing:
          37                           34

           (a) by JetFax if JetFax reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of JetFax or Merger Sub to comply with or perform any covenant or obligation of JetFax or Merger Sub set forth in this Agreement);

          (b) by DocuMagix if DocuMagix reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of DocuMagix or any of the Designated Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to JetFax or Merger Sub);

          (c) by JetFax if the Closing has not taken place on or before December 5, 1997 (other than as a result of any failure on the part of JetFax to comply with or perform any covenant or obligation of JetFax set forth in this Agreement);

          (d) by DocuMagix if the Closing has not taken place on or before December 5, 1997 (other than as a result of the failure on the part of DocuMagix or any of the Designated Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to JetFax or Merger Sub);

          (e) by JetFax if DocuMagix shall have (A) withdrawn or modified in a manner adverse to JetFax its approval or recommendation of this Agreement, the Amendment to Restated Articles, the Agreement of Merger or the Merger, including by the approval of any acquisition offer or Acquisition Transaction by any other person or (B) taken any position inconsistent with such approval or recommendation or failed to reconfirm such approval or recommendation within ten business days of a request for such reconfirmation by JetFax; or if the Board of Directors of DocuMagix shall have resolved to do any of the foregoing; or

          (f)   by the mutual consent of JetFax and DocuMagix.

     8.2   Termination Procedures.  If JetFax wishes to terminate this
Agreement
           ----------------------
pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), JetFax shall deliver to DocuMagix a written notice stating that JetFax is terminating this Agreement and setting forth a brief description of the basis on which JetFax is terminating this Agreement. If DocuMagix wishes to terminate this Agreement pursuant to Section 8.1(b) or Section 8.1(d), DocuMagix shall deliver to JetFax a written notice stating that DocuMagix is terminating this Agreement and setting forth a brief description of the basis on which DocuMagix is terminating this Agreement.

     8.3   Effect of Termination.
           ----------------------
     (a) If this Agreement is terminated pursuant to Section 8.1, except as provided in Section 8.3(b), all further obligations of the parties under this Agreement shall terminate; provided, however, that: (i) the parties shall, in all events, remain bound by and continue to be subject to the provisions
          38                           35

 set forth in Section 11; and (ii) DocuMagix and JetFax shall, in all events, remain bound by and continue to be subject to Section 5.4.

     (b) If JetFax shall have terminated this Agreement pursuant to Section 8.1(e), then DocuMagix shall promptly pay JetFax a cash cancellation fee (the "Cancellation Fee") of $325,000 plus reimbursements for all out-of-pocket expenses and fees incurred by it or on its behalf in connection with the Merger and the transactions contemplated by this Agreement.

     (c) Each of the parties acknowledges that the agreement contained in this Section 8.3 is an integral part of the transactions contemplated in this Agreement, and that, without the agreement contained in this Section 8.3, neither JetFax nor DocuMagix would enter into this Agreement.

9.     Indemnification, Etc.
       ---------------------

     9.1   Survival of Representations, Etc.
           ---------------------------------

          (a) The representations and warranties made by the Designated Shareholders (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Designated Shareholders' Closing Certificate) shall survive the Closing and shall remain in full force and effect and shall expire upon (i) the date the S-3 Registration Statement described in Section 10.2 is filed with the SEC or (ii) the date 30 days after JetFax is first eligible to utilize a Form S-3 registration statement, whichever occurs first (the "Indemnification Termination Date"). All representations and warranties made by JetFax and Merger Sub shall terminate and expire as of the Effective Time; provided, however, that the representations and warranties set forth in Sections 3.3 and
3.4 shall survive the Closing and shall expire on the first anniversary of the Closing Date.

          (b) The representations, warranties, covenants and obligations of DocuMagix and the Designated Shareholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

     9.2   Indemnification by Designated Shareholders.
           -------------------------------------------
          (a) From and after the Effective Time (but subject to Section 9.1(a)), the Designated Shareholders, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or in the Designated Shareholders' Closing Certificate; (ii) any breach of any covenant or obligation of DocuMagix or any of the Designated Shareholders (including the covenants set forth in
          39                           36

Sections 4 and 5); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).

          (b) The Designated Shareholders acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee and to the extent such Damages are not allocated by JetFax to the Surviving Corporation) JetFax shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

     9.3   Threshold; Ceiling.
           -------------------

          (a) The Designated Shareholders shall not be required to make any indemnification payment pursuant to Section 9.2(a) for any inaccuracy in or breach of any of their representations and warranties set forth in Section 2 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $100,000 in the aggregate, in which case such indemnification shall be made from the first dollar.

          (b)   The maximum liability of each Designated Shareholder under
Section 9.2(a) shall be equal to (i) 40% of the value of the Consideration received by each Designated Shareholder (determined at a value of $8.00 per share of JetFax Common Stock and including the shares escrowed pursuant to Escrow Agreement) until the earlier of (A) the date that JetFax files a report on Form 8-K in connection with the Merger which includes the financial statements described in Item 7 of Form 8-K and (B) the 75th day after the Closing Date and (ii) 23% of such value thereafter until the Indemnification Termination Date.

          (c) The maximum aggregate liability of each Designated Shareholder under Sections 9.6 and 9.7 shall be equal to 60% of the value of the Consideration received by each Designated Shareholder (determined at a value of $8.00 per share of JetFax Common Stock and including the shares escrowed pursuant to Escrow Agreement) until the Indemnification Termination Date.

          (e) Notwithstanding anything in Section 9.3(b), any decrease in the maximum liability of the Designated Shareholders pursuant to Section 9.3(b) shall not occur to the extent that the aggregate maximum liability of the Designated Shareholders pursuant to Section 9.3(b) would be less than the aggregate claims for indemnification outstanding at such time under Section 9.2(a).

          (f) Notwithstanding anything in Section 9.3(c), any decrease in the maximum liability of the Designated Shareholders pursuant to Section 9.3(c) shall not occur to the extent that
          40                           37

 the aggregate maximum liability of the Designated Shareholders pursuant to
Section 9.3(c) would be less than one-half the aggregate claims for indemnification outstanding at such time under Section 9.2(a).

     9.4   Satisfaction of Indemnification Claim.  In the event any Designated
           --------------------------------------
Shareholder shall have any liability (for indemnification or otherwise) to any Indemnitee under this Section 9, satisfaction of such liability shall first occur from the shares escrowed pursuant to the Escrow Agreement and, if any liability remains after such shares have been exhausted, such Designated Shareholder may satisfy such liability by delivering to such Indemnitee the number of shares of JetFax Common Stock determined by dividing (a) the aggregate dollar amount of such liability by (b) the closing price per share of the JetFax Common Stock on the Nasdaq National Market on the date hereof.

     9.5   No Contribution.  Each Designated Shareholder waives, and
acknowledges
           ----------------
and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the Designated Shareholders' Closing Certificate.

     9.6   Interest.  Any Designated Shareholder who is required to hold
           ---------
harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this
Section 9 with respect to any Damages shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which the Indemnitee incurred or suffered such Damages and ending on the date on which the liability of such Designated Shareholder to such Indemnitee is fully satisfied by such Designated Shareholder) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

     9.7   Defense of Third Party Claims.  In the event of the assertion or
           ------------------------------
commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against JetFax or against any other Person) with respect to which any of the Designated Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, JetFax shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If JetFax so proceeds with the defense of any such claim or Legal Proceeding:

          (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Designated Shareholders;

          (b) each Designated Shareholder shall, subject to any contractual obligations, make available to JetFax any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and
          41                           38

          (c) JetFax shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Designated Shareholders' Agent; provided, however, that such consent shall not be unreasonably withheld.

JetFax shall give the Designated Shareholders' Agent prompt notice of the commencement of any such Legal Proceeding against JetFax or the Surviving Corporation; provided, however, that any failure on the part of JetFax to so notify the Designated Shareholders' Agent shall not limit any of the obligations of the Designated Shareholders under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

     9.8   Exercise of Remedies by Indemnitees Other Than JetFax.  No
Indemnitee
           ------------------------------------------------------
(other than JetFax or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless JetFax (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

     9.9   Exclusive Remedy.  The indemnification provided in this Article 9
           ----------------
shall be the Indemnitees' exclusive remedy after the Closing for (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or in the Designated Shareholders' Closing Certificate; (ii) any breach of any covenant or obligation of DocuMagix or any of the Designated Shareholders (including the covenants set forth in Sections 4 and 5); and (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section
9). Notwithstanding the foregoing, nothing contained herein shall limit a party's rights or remedies with respect to claims resulting from or arising out of fraud.

          42                           39

10.     Registration Rights
        -------------------

     10.1   Piggyback Registration.
            -----------------------

          (a) Until the earlier to occur of (i) one year from the Closing Date or (ii) the date the S-3 Registration Statement in Section 10.2 is filed with the SEC, JetFax shall notify all recipients of the Consideration hereunder (each, a "Holder") in writing at least 15 days prior to the filing of any registration statement under the Securities Act for purposes of an underwritten public offering of securities of JetFax (including, but not limited to, registration statements relating to secondary offerings of securities of JetFax, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of the Consideration held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Consideration held by it ("Registrable Securities") shall, within ten (10) days after the above-described notice from JetFax, so notify JetFax in writing. Such notice shall state the intended method of disposition of the Consideration held by such Holder. If a Holder decides not to include all of its Consideration in any registration statement thereafter filed by JetFax, such Holder shall nevertheless continue to have the right to include any Consideration in any subsequent registration statement or registration statements as may be filed by JetFax with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (b)   Underwriting.  The right of any such Holder to be included in a
                -------------
registration pursuant to this Section 10.1 shall be conditioned upon such Holder's participation in the underwriting and the inclusion of such Holder's Consideration in the underwriting to the extent provided herein. All Holders proposing to distribute their Consideration through such underwriting shall enter into an underwriting agreement and selling shareholder documents in customary form with the underwriter or underwriters selected for such underwriting by JetFax. Notwithstanding any other provision of this Section 10.1, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to JetFax; second, to those holders of JetFax registration rights existing prior to the date of this Agreement; third, to the Holders on a pro rata basis based on the total Consideration held by the Holders; and fourth, to any shareholder of JetFax (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by JetFax for its own account to be included in the registration and underwriting.

          (c)   Right To Terminate Registration.  JetFax shall have the right
                --------------------------------
to terminate or withdraw any registration initiated by it under this Section
10.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

           (d)   Expenses.  JetFax shall bear all expenses incurred by it
                 ---------
pursuant to this Section 10.1 in connection with the preparation and filing with the SEC of the registration statement and any amendments and supplements thereto and the prospectuses therewith. All underwriting discounts and selling commissions incurred in connection with such registration shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.
          43                           40


     10.2   Form S-3 Registration.
            ----------------------

          (a) Within 30 days after JetFax is first eligible to utilize a Form S-3 registration statement, JetFax shall file with the SEC a registration statement on Form S-3 (or any successor form to Form S-3) (the "S-3 Registration Statement"), for a public resale offering of the Consideration, and shall use all commercially reasonable efforts to cause the S-3 Registration Statement to become and remain effective for the period ending on the first to occur of (i) the date the shares are eligible for sale in their entirety within a three month period under Rule 144 of the SEC (assuming compliance by the S-3 Participant (as defined below) with the provisions thereof), (ii) the date the distribution described in the S-3 Registration Statement is complete or (iii) the second anniversary of the Closing Date.

          (b) In the case of any registration pursuant to this Section 10.2, JetFax shall keep each person whose securities are to be registered thereunder (a "S-3 Participant") advised of the initiation and completion of such registrations. At its expense, JetFax will promptly:

               (i) Prepare and file with the SEC such amendments and supplements to the S-3 Registration Statement and the prospectuses used in connection with the S-3 Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the S-3 Registration Statement;

                (ii) Furnish to the S-3 Participants such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the securities covered by the S-3 Registration Statement;

                (iii) Use all commercially reasonable efforts to register and qualify the securities covered by the S-3 Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the S-3 Participants, provided that JetFax shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

              (iv) Notify each S-3 Participant covered by the S-3 Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the S-3 Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                (v) Cause all such shares of JetFax Common Stock to be listed on each securities exchange or market system on which similar securities issued by JetFax are then listed.
          44                           41

      10.3     Indemnification.
               ----------------
     (a)       JetFax agrees to indemnify, to the extent permitted by law, each  holder of JetFax Common Stock with rights under  this
Section 10, against all Damages caused by any untrue or alleged untrue statement of material fact contained in any registration statement filed pursuant to Section 10.1 or 10.2, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to JetFax by such
holder expressly for use therein or by such holder's failure to   deliver  a
copy of the such registration statement or prospectus or any amendments or supplements thereto after JetFax has furnished such holder with a sufficient number of copies of the same.

     (b) In connection with any registration statement in which a holder of JetFax Common Stock with rights under this Section 10 is participating, each such holder will furnish to JetFax in writing such information and affidavits as JetFax reasonably requests for use in connection with such registration statement or prospectus and, to the extent permitted by law, will indemnify JetFax, its directors and officers and each Person who controls JetFax (within the meaning of the Securities Act) against all Damages
resulting from any untrue or alleged untrue statement  of material   fact
contained   in  such  registration   statement, prospectus or preliminary
prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder for inclusion in such registration statement; provided that the obligation to indemnify will be several, not joint and several, among such holders and the liability of each such holder will be in proportion to and limited to the net amount received by such holder from the sale of JetFax Common Stock with rights under this Section 10, pursuant to such registration statement.

    (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel
reasonably satisfactory  to  the  indemnified party.   If  such  defense  is
assumed,  the  indemnifying party will  not  be  subject  to  any liability for any consent to the entry of any judgment or any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
          45                           42


     (d)       The indemnification provided for under this Agreement
will   remain  in  full  force  and  effect  regardless  of any
investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities and the Merger. JetFax also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event JetFax's indemnification is unavailable for any reason.

     10.4 Transferability of Registration Rights. The rights under this Section 10 are not transferable except in connection with (a) a transfer by will or intestacy and (b) estate planning transfers consisting of gifts to the spouse or issue of the transferee and transfers to trusts for the benefit of the spouse or issue of the transferee.

     10.5     Amendment of Section 10.  Notwithstanding anything to
the contrary contained in this Agreement, the provisions of this Section 10 may be amended by JetFax at any time with the consent of the holders of two-thirds of the shares of JetFax Common Stock subject (or to be subject) to the registration statement under this Section 10.

11.      Miscellaneous Provisions
         ------------------------

     11.1      Designated Shareholders' Agent.   The  Designated
Shareholders hereby irrevocably appoint Michael Maher as their agent for purposes of Section 9 (the "Designated Shareholders' Agent"), and Michael Maher hereby accepts his appointment as the Designated Shareholders' Agent. JetFax shall be entitled to deal exclusively with the Designated Shareholders' Agent on all matters relating to Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Designated Shareholder by the Designated Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Designated Shareholder by the Designated Shareholders' Agent, as fully binding upon such Designated Shareholder. If the Designated Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Designated Shareholders, then the Designated Shareholders shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify JetFax of the identity of such successor. Any such successor shall become the "Designated Shareholders' Agent" for purposes of Section 9 and this Section 11.1. If for any reason there is no Designated Shareholders' Agent at any time, all references herein to the Designated Shareholders' Agent shall be deemed to refer to the
Designated  Shareholders.   The  Designated  Shareholders  hereby release  and
discharge Michael Maher from any claim, known or unknown, they may have against him for any action taken by him in connection herewith and waive the
application of Section 1542  of the   Civil  Code  of  the  State  of
California  in  connection therewith.

     11.2     Further Assurances.  Each party hereto shall execute
and  cause  to  be  delivered to each  other  party  hereto  such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the
purpose  of  carrying  out  or evidencing   any  of  the  transactions
contemplated   by   this Agreement.

          45                           43



     11.3      Fees and Expenses.  Except as otherwise  provided
herein, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by JetFax and its Representatives with respect to DocuMagix's business (and the furnishing of information to JetFax and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other
instruments  and   documents delivered  or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger; provided, however, that, to the extent the total amount of all legal fees, costs and expenses incurred by or for the benefit of DocuMagix (including all such legal fees, costs and expenses incurred prior to the date of this Agreement) exceeds $50,000 in the aggregate, such legal fees, costs and expenses shall be borne and paid by the Designated Shareholders and not by DocuMagix.

11.4 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     11.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          if to JetFax:
          -------------
                 JetFax, Inc.
                 1376 Willow Road
                 Menlo Park, California 94025
                 Attention:  Chief Financial Officer
                 Facsimile:  (650) 326-6003

                 with a copy to:
                 Cooley Godward LLP
                 Five Palo Alto Square
                 3000 El Camino Real
                 Palo Alto, CA  94306
                 Attention: Patrick A. Pohlen, Esq.
          47                           44
                 Facsimile: (650) 857-0663

          if to DocuMagix:
         ----------------

                 DocuMagix, Inc.
                 2880 Zanker Road, Suite 204
                 San Jose, CA  95134
                 Attention:  President
                 Facsimile:  (408) 434-0915

          with a copy to:
         ---------------

                 Fenwick & West LLP
                 Two Palo Alto Square, Suite 700
                 Palo Alto, CA  94306
                 Attention: David W. Healy, Esq.
                 Facsimile: (650) 494-1417


          if to any of the Designated Shareholders:
          -----------------------------------------

          at  the  address provided on the  signature  page hereto

     11.6 Time of the Essence. Time is of the essence of this Agreement.

     11.7 Headings. The bold-faced section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     11.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     11.9     Governing Law; Venue.

          (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

          (b)     Any legal action or other legal proceeding relating to
this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in the courts of the State of California, County of Santa Clara, or, if it has or can acquire jurisdiction, in the
United States District Court for the   Northern  District  of  California.
Each  party  to  this Agreement:

               (i) expressly and irrevocably consents and submits to the jurisdiction of each state court located in the State of California, County of Santa Clara and federal court
          48                           45
located in the Northern District of California (and each appellate court located in the State of California) in connection with any such legal proceeding;
               (ii) agrees that each state court located in the State of California, County of Santa Clara and federal court located in the Northern District of California shall be deemed to be a convenient forum; and

               (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state court located in the State of California, County of Santa Clara or federal court located in the Northern District of California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

          (c) Nothing contained in Section 11.9(b) shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding or otherwise proceed against DocuMagix or any of the Designated Shareholders in any other forum or jurisdiction.

     11.10       Successors and Assigns.  This Agreement shall be
                 -----------------------
binding upon: DocuMagix and its successors and assigns (if  any); the
Designated  Shareholders  and  their  respective   personal representatives,
executors,  administrators,   estates,   heirs, successors  and  assigns (if
any); JetFax and its successors  and assigns  (if any); and Merger Sub and its
successors and  assigns (if  any).   This  Agreement  shall  inure  to  the
benefit of: DocuMagix; the Designated Shareholders; JetFax; Merger Sub; the other Indemnitees (subject to Section 9.8); and the respective successors
and  assigns  (if any) of the  foregoing.   No  party hereto  may assign any or
all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of the other parties hereto.

     11.11      Remedies Cumulative; Specific Performance.  Except
                ------------------------------------------
as  provided  in  Section 9.9, the rights  and  remedies  of  the parties
hereto  shall be cumulative (and not alternative).     The
parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to
(a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     11.12       Waiver.
                 -------
               (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or

          49                           46

remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

               (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     11.13 Amendments. Subject to Section 10.5, this Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered by each of JetFax, DocuMagix, Merger Sub, and the Designated Shareholders holding, prior to the Merger, a majority in interest of the shares of DocuMagix Common Stock held by all the Designated Shareholders at such time (assuming the conversion of all shares of DocuMagix Preferred Stock in accordance with the Articles of Incorporation of DocuMagix existing prior to the Merger).

     11.14     Severability.  In the event that any provision of
this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and
the  application  of   such provision  to  Persons or circumstances other than
those  as  to which  it  is  determined  to  be  invalid,  unlawful,  void   or
unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     11.15     Parties in Interest.  Except for the provisions of
Section 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     11.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     11.17     Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."
          50                           47


          (c) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.
          51                           48

          (d) The parties hereto have caused this Agreement and Plan of Reorganization to be executed and delivered as of November 11, 1997.


                                     JetFax Inc.,
                                     a Delaware corporation


                                     By:
                                        -------------------------------

                                        Allen K. Jones
                                        Vice President of Finance,
                                         Chief Financial Officer and Secretary


                                     JF Acquisition Sub, Inc.,
                                     a California corporation


                                     By:
                                        -------------------------------

                                        Allen K. Jones
                                        Chief Financial Officer and Secretary


                                         DocuMagix, Inc.,
                                         a California corporation


                                      By:
                                         -------------------------------

                                         Albert E. Sisto
                                         Chairman, President and Chief
                                         Executive Officer



                                      DESIGNATED SHAREHOLDERS:

                                      U.S. Venture Partners III


                                      By:
                                         -------------------------------

                                         Name:
                                         Title:
                                         Address:
                                         Facsimile:
               [Signature page to Agreement and Plan of Reorganization]
          52                           49
                                      BancBoston Ventures


                                      By:
                                          -------------------------------

                                      Name:
                                      Title:
                                      Address:

                                      Facsimile:


                                      U.S.V. Entrepreneur Partners


                                      By:
                                         -------------------------------

                                      Name:
                                      Title:
                                      Address:

                                      Facsimile:


                                      Second Ventures Limited Partners


                                      By:
                                         -------------------------------

                                      Name:
                                      Title:
                                      Address:

                                      Facsimile:


                                      Tom Proulx


                                       By:
                                          -------------------------------

                                       Name:
                                       Title:
                                       Address:

                                       Facsimile:
          55                           52


                                       Proulx Living Trust dtd 8/30/92


                                        By:
                                           -------------------------------

                                        Name:
                                        Title:
                                        Address:

                                        Facsimile:


                                        Ka-Lai Leung


                                        By:
                                           -------------------------------

                                        Name:
                                        Title:
                                        Address:

                                        Facsimile:

             [Signature page to Agreement and Plan of Reorganization]
          55                           53


                                    Exhibit A

                        LIST OF DESIGNATED SHAREHOLDERS


Designated Shareholders
-----------------------

BancBoston Ventures
U.S. Venture Partners III
U.S.V. Entrepreneur Partners
Second Ventures Limited Partners
Thomas Proulx
Proulx Living Trust dtd 8/30/92
Ka-Lai (Steve) Leung



          57                           A-1

                                      EXHIBIT B
                                CERTAIN DEFINITIONS

          For purposes of the Agreement (including this Exhibit A):

          Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

                    (d) the sale, license, disposition or acquisition of all or a material portion of DocuMagix's business or assets;
                    (e) the issuance, disposition or acquisition of (i) any capital stock or other equity security of DocuMagix (other than common stock issued to employees of DocuMagix, upon exercise of DocuMagix Options or otherwise, in routine transactions in accordance with DocuMagix's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire, or otherwise relating to, any capital stock or other equity security of DocuMagix (other than stock options granted to employees of DocuMagix in routine transactions in accordance with DocuMagix's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of DocuMagix; or
                    (f) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving DocuMagix.

     Agreement. "Agreement" shall mean the Agreement and Plan of Reorganization to which this Exhibit B is attached (including the Disclosure Schedule), as it may be amended from time to time.

          Agreement of Merger. "Agreement of Merger" shall mean the Agreement of Merger to be filed with the California Secretary of State in order to effect the merger in the form attached to the Agreement as Exhibit E-2.

               Bridge   Holders.   "Bridge  Holders"  shall  mean   those
Designated Shareholders who are holders of the Bridge Notes, each such holder being a "Bridge Holder."

          Bridge  Notes.   "Bridge Notes" shall  mean  the  aggregate
$1,000,000 principal amount of notes of DocuMagix as identified on Part 2.11(c) of the Disclosure Schedule, issued to the Bridge Holders, each such note being a "Bridge Note."

          Bridge Warrants. "Bridge Warrants" shall mean the warrants issued by DocuMagix in connection with the Bridge Notes, all of which are individually identified on Part 2.3(b) of the Disclosure Schedule, each such warrant being a "Bridge Warrant."

          Consent.     "Consent"  shall  mean  any  approval,  consent,
ratification, permission, waiver or authorization.

          Contract.  "Contract" shall mean any written, oral or other
agreement,   contract,  subcontract,  lease,  instrument,   note, warranty,
insurance  policy, benefit  plan  or  legally  binding commitment of any nature.
          58                           B-1


          Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

          Designated JetFax Stock Price. "Designated JetFax Stock Price" shall mean $9.629 per share of JetFax Common Stock (as adjusted as
appropriate to reflect any stock split, reverse stock split,   stock dividend,
recapitalization  or  other   similar transaction effected by JetFax after the
date of this Agreement).

          Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to JetFax on behalf of DocuMagix and the Designated Shareholders.

          DocuMagix Common Stock. "DocuMagix Common Stock" shall have the meaning set forth in Section 2.3(a) of the Agreement.

          DocuMagix  Contract.  "DocuMagix Contract" shall  mean  any Contract:
(a) to which DocuMagix is a party; (b) by which DocuMagix or any of its assets is or may become bound or under which DocuMagix has, or may become subject to, any obligation; or (c) under which DocuMagix has or may acquire any right or interest.

          DocuMagix Option. "DocuMagix Option" shall have the meaning set forth in Section 1.6 of the Agreement.

          DocuMagix Preferred Stock. "DocuMagix Preferred Stock" shall have the meaning set forth in Section 2.3(a) of the Agreement.

          DocuMagix Proprietary Asset. "DocuMagix Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to DocuMagix or otherwise used by DocuMagix.

          DocuMagix  Warrant.   "DocuMagix Warrant"  shall  have  the meaning
set forth in Section 1.7 of the Agreement.

          Employee Benefit Plan. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

          Encumbrance.   "Encumbrance" shall mean any  lien,  pledge,
hypothecation, charge, mortgage, security interest,  encumbrance, claim,
infringement,  interference,  option,  right  of   first refusal,   preemptive
right,  community  property  interest   or restriction  of  any  nature
(including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

          Entity.  "Entity" shall mean any corporation (including any non-
profit    corporation), general partnership, limited partnership,     limited
liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

          Exchange  Act.   "Exchange Act" shall mean  the  Securities Exchange
Act of 1934, as amended.

          59                           B-2



          Governmental  Authorization.  "Governmental  Authorization" shall
mean any permit, license,  certificate, franchise, permission,     clearance,
registration,    qualification    or authorization issued, granted, given or
otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     1) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal,
state,  local,  municipal,  foreign or   other government;  or (c) governmental
or quasi-governmental  authority of  any  nature (including any governmental
division, department, agency,   commission,  instrumentality,  official,
organization, unit, body or Entity and any court or other tribunal).

     2) JetFax; (b) JetFax's current and future affiliates (including the Surviving Corporation); (c) the respective officers, directors and employees of the Persons referred to in clauses "(a)" and "(b)" above; and
(d) the respective successors and  assigns  of the Persons referred to in
clauses "(a)",  "(b)" and "(c)"   above;  provided,  however,  that  the
Designated Shareholders shall not be deemed to be "Indemnitees."

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

          Legal  Requirement.   "Legal Requirement"  shall  mean  any federal,
state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

          Material Adverse Effect.  A violation or other matter  will be deemed  to  have a "Material Adverse Effect" on DocuMagix  if such  violation
or  other matter (considered together  with  all other   matters   that  would
constitute   exceptions  to the representations and warranties set forth in the
Agreement or in the Designated Shareholders' Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on DocuMagix's business, intellectual property rights, condition, assets, liabilities, operations, financial performance or prospects, taken as a whole excluding (i) changes that occurred after the date of this Agreement in general business conditions in the software industry and not specifically related to
DocuMagix, or (ii) as a result of the public announcement or the pendency of the Merger. A violation or other matter will be deemed to have a "Material Adverse Effect" on JetFax if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any
similar qualifications,  in  such   representations and warranties)  would
have a material adverse  effect  on  JetFax's business, intellectual  property
rights,  condition,   assets, liabilities,  operations,  financial  performance
or prospects, taken as a whole excluding (i) changes that occurred after the date of this Agreement in general business conditions in the software industry and not specifically related to JetFax, or (ii) as a result of the public announcement or the pendency of the Merger.

              Material Contract.  "Material Contact" shall mean:

          60                           B-3



          (ii) those contracts identified in Part 2.10(a) of the Disclosure Schedule;

          (iii) any Contact pursuant to which the Surviving Corporation directly or indirectly suffers, incurs or otherwise becomes subject to Damages in excess of $25,000;

          (iv) any Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or (B) the performance of services having a value in excess of $25,000 in the aggregate); and

          (v) any other Contract material to DocuMagix's business, condition, operations, financial performance or prospects.

          Option Plan.    "Option Plan" shall mean DocuMagix's  1993
Stock Option Plan.

          Person.    "Person"  shall mean any  individual,  Entity  or
Governmental Body.

          Proprietary Asset. "Proprietary Asset" shall mean: (a) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, service mark (whether registered or
unregistered), service mark  application, copyright   (whether   registered  or
unregistered),   copyright application, maskwork, maskwork application, trade secret, know-how, customer list, system, computer software, source code, computer program, invention, design, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (b) any right to use or exploit any of the foregoing.

     Representatives.   "Representatives" shall  mean  officers, directors,
employees,  agents, attorneys, accountants,  advisors and representatives.

     SEC.     "SEC"  shall mean the United States  Securities  and
Exchange Commission.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Tax.     "Tax" shall mean any tax (including any income  tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest),
imposed, assessed  or  collected  by  or  under  the  authority   of   any
Governmental Body.

     Tax  Return.  "Tax Return" shall mean any return (including any
information   return),  report,   statement,   declaration, estimate, schedule,
notice,  notification,   form,   election, certificate  or  other  document or
information  filed  with  or submitted to, or required to be filed with or
submitted  to,  any Governmental   Body   in  connection  with   the
determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

          61                           B-4
                                     Exhibit C

                          FORM OF SHAREHOLDER AGREEMENT

This Shareholder Agreement ("Agreement") is being executed and delivered as of November 11, 1997, by << 1>> ("Shareholder") in favor of and for the benefit of JetFax, Inc., a Delaware corporation ("Parent").

                                    Recitals
                                    --------


     A. << 1>> owns the number of shares of voting preferred stock and of voting common stock, both with no par value, of DocuMagix, Inc., a California corporation (the "Company") as set forth in Exhibit A hereto. Said shares (including shares issuable upon conversion thereof) are referred to in this Agreement as the "Shares."

     B. Parent, JF Acquisition Sub, Inc., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), the Company and certain shareholders of the Company are entering into an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement"). Capitalized terms referenced but not defined herein shall have the meaning
ascribed   to     them  in  the  Reorganization   Agreement.    The
Reorganization Agreement provides for the merger of Merger Sub with and into the Company (the "Merger").

     C. Parent has required, as a condition to entering into the Reorganization Agreement, that Shareholder execute and deliver this Agreement.

                                   Agreement
                                   ---------

     In order to induce Parent to enter into the Reorganization Agreement, and for other good and valuable consideration, Shareholder hereby agrees as follows:

     1. Representations and Warranties. Shareholder represents and warrants to Parent as follows:

               (a) Shareholder is the holder and beneficial owner of the Shares and has good and valid title to the Shares as his separate property,
free  and  clear of any liens,  pledges,   security interests, adverse claims,
equities, options, proxies, community property interests, charges, encumbrances or restrictions of any nature. The Shares are the only shares of the capital stock of the Company held by Shareholder. Subject to Section 3 of this Agreement, Shareholder has (and at all times through the date of consummation of the Merger will have) the ability to vote all of the Shares in accordance with Section 2 of this Agreement. Except as provided in
Section 3 of this Agreement, Shareholder has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding with respect to any of the Shares.

               (b) Shareholder has the absolute and unrestricted right, power and capacity to execute, deliver and perform all of his obligations under this Agreement, the Proxy (as defined below), the Reorganization Agreement and all other agreements and documents executed and delivered or to be executed and delivered by Shareholder in connection with the transactions
          62                           C-1
contemplated by the Reorganization Agreement executed or to be executed by Shareholder in connection with such transactions (this Agreement, the Proxy, the Reorganization Agreement and such other agreements and documents being referred to collectively in this Agreement as the "Transactional Agreements"). Each of the Transactional Agreements (i) has been (or will when executed by Shareholder be) duly and validly executed by Shareholder, and (ii) constitutes (or will when executed by Shareholder constitute) a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to rules of law governing specific performance, injunctive relief and other equitable remedies.

     (c)     Neither the execution, delivery or performance of any of
the Transactional Agreements, nor the consummation of the Merger or any of the other transactions contemplated by the Reorganization Agreement,
will  directly  or  indirectly:   (i) result  in  any  violation or breach of
any  agreement  or  other instrument  to  which  Shareholder  is  a  party  or
by   which  Shareholder  or any of the Shares is bound; or (ii) result  in  a violation of any law, rule, regulation, order, judgment or decree to which Shareholder or any of the Shares is subject. No authorization, instruction, consent or approval of any person or entity is required to be obtained by Shareholder in connection with the execution, delivery or performance of any of the Transactional Agreements.

     (d)     There is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of Shareholder, threatened against Shareholder that challenges or would challenge the execution and delivery of any of the Transactional Agreements or the taking of any of the actions required to
be  taken by  Shareholder  under any   of the
Transactional Agreements.

     (e)     Shareholder is aware (i) that the common stock of Parent
("Parent Common Stock") to be issued in the Merger will not  be  registered
and  will  not  be  issued  pursuant  to   a registration statement  under the
Securities Act of 1933, as amended (the "Act"), but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Act and in Rule 506 under the Act, and (ii) that the neither the Merger nor the issuance of such Parent Common Stock has been approved or reviewed by the Securities and Exchange Commission or by any other governmental agency.

     (f)     Shareholder is aware that, because the Parent Common Stock to be issued in the Merger will not be registered under the Act, such Parent Common Stock must be held indefinitely and such Parent Common Stock can not be resold unless such Parent Common Stock is registered under the Act or unless an exemption from registration is available. Shareholder is also aware that: (i) except as expressly provided in Section 10 of the Reorganization Agreement, Parent is under no obligation to file a registration statement with respect to such Parent Common Stock to be  issued to  him in the Merger;
and (ii) the provisions of Rule 144 under the Act will permit resale of the Parent Common Stock to be issued to him in the Merger only under limited circumstances and that such Parent Common Stock must be held by him at least one year before it is eligible for resale pursuant to Rule 144. Shareholder is further aware that any transfer of the Parent Common Stock he is receiving in the Merger will also be subject to (1) the restrictions contained in the Affiliate Agreement to be executed by Shareholder in favor of the Company, and (2) the provisions of the Continuity of Interest Certificate to be executed by Shareholder in favor of the Company.
          63                           C-2


     (g)     The Parent Common Stock to be issued Shareholder in the
Merger will be acquired by him for investment and for his own account, and not with a view to, or for resale in connection with, any unregistered distribution thereof.

     (h) Shareholder has requested and received, reviewed and considered all the information Shareholder considers necessary to enable him to make an informed decision to invest in Parent Common Stock, including:
(i) copies of Parent's reports on Form 10-Q for the quarter ended July 5, 1997 and for the quarter ended September 30, 1997; (ii) a copy of the Parent's report on Form 10Q for the quarter ended October 4, 1997 and (iii) a copy of Parent's registration statement on Form S-1, as amended through June 9, 1997 and filed with the Securities and Exchange Commission (the documents referred to in clauses "(i)," "(ii)" and "(iii)" of this Section 1(h) being referred to collectively in this Agreement as the "Disclosure Documents").

     (i)         Shareholder confirms that he and his representatives
and  advisors  have  been  given  the  opportunity:  (i)  to  ask questions of, and to receive answers from, persons acting on behalf of the Company and Parent concerning the terms and conditions of the Merger and the contemplated issuance of Parent Common Stock in the Merger, and the business, properties, prospects and financial condition of the Company and Parent; and (ii) to obtain any additional information (to the extent the Company or Parent possesses such information or is able to acquire it without unreasonable effort or expense and without breach of confidentiality
obligations) necessary to verify  the accuracy   of  the information  set
forth  in  the   Disclosure Documents.

     (j) Shareholder is an "accredited investor" within the meaning of Rule 501(a) under the Act.

     (k)         Shareholder is knowledgeable, sophisticated and experienced
in making, and is qualified to make, decisions  with respect   to investments
in  securities  presenting  investment decisions   like  that involved  in
Shareholder's contemplated investment in the Parent Common Stock to be issued in the Merger. Shareholder understands and has fully considered the risks of acquiring and owning Parent Common Stock and further understands that: (i) an investment in Parent Common Stock is a speculative investment which
involves a high degree of risk and is  suitable only   for   an  investor  who
is able to bear the economic consequences of losing his entire investment; and (ii) there are substantial restrictions on the transferability of the Parent Common Stock to be issued in the Merger, and, accordingly, it may not be possible for Shareholder to liquidate his investment in such Parent Common Stock (in whole or in part) in the case of emergency. Shareholder is able: (1) to hold the Parent Common Stock for a substantial period of time; and (2) to afford a complete loss of his investment in such Parent Common Stock.

     (l) Shareholder understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock to be issued to Shareholder in the Merger, and that there will be placed on the certificate or certificates representing such Parent Common Stock the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE

          64                           C-3


"ACT") AND MAY NOT BE OFFERED,  SOLD OR  OTHERWISE  TRANSFERRED, ASSIGNED,
PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER  THE  ACT  OR UNLESS   AN
EXEMPTION  FROM   THE   REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

     (m) The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the consummation of the Merger and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

     2. Agreement to Vote Shares. Shareholder shall vote all of the Shares (at every meeting of the shareholders of the Company (and every adjournment or postponement of each such meeting), and (to the extent requested by Parent) by executing a written consent in lieu of such a meeting or otherwise), in favor of approval of the Reorganization Agreement, the Merger, the Amendment of Articles, the Agreement of Merger and the other transactions contemplated by the Reorganization Agreement. Shareholder further agrees not to take any action, whether at a meeting of shareholders, by written consent in lieu of a meeting or otherwise:

          (i) to modify or rescind any prior action approving the
Reorganization  Agreement, the  Merger,  the  Amendment  of Articles,   the
Agreement of Merger or any of the other transactions contemplated by the Reorganization Agreement;

          (ii)  that  is inconsistent with the Reorganization Agreement  or any
of the transactions contemplated thereby; or (iii) that could reasonably   be
expected  to  result  in  the  breach   of   any representation, warranty,
covenant or obligation of the Company or Shareholder under any of the Transactional Agreements or that could reasonably be expected to result in any of the conditions to the Company's or Parent's obligations under the Reorganization Agreement not being satisfied.

     3. Irrevocable Proxy. Concurrently with the execution of this Agreement, Shareholder shall deliver to Parent a proxy in the form attached hereto as Exhibit B hereto (the "Proxy"), which shall be deemed to be coupled with an interest and shall be irrevocable to the extent provided in Section 705(e) of the California Corporations Code. Shareholder understands and agrees that such proxy shall be used by Parent in the event that Shareholder fails or is unable to vote the Shares in accordance with Section 2 of this Agreement.

     4.         Transfer and Encumbrance.   Until such time, if ever,
as the Merger shall have occurred or the Reorganization Agreement shall have been validly terminated in accordance with Section 8 thereof:

          (i) Shareholder agrees not to pledge or otherwise encumber any of the Shares or to make any offer or agreement relating thereto; and

          (ii) Shareholder may transfer, sell or otherwise dispose of the Shares or make any offer or agreement relating thereto, provided that the acquiror of the Shares agrees in advance in writing to be bound by the terms of this Agreement as they apply to Shareholder and to enter into an Irrevocable Proxy in the form of Exhibit B hereto.

   5. Additional Purchases. Shareholder agrees that any shares of the capital stock of the Company acquired by Shareholder on or after the date of this Agreement shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

          65                           C-4



     6. Specific Performance. Shareholder agrees that in the event of any breach or threatened breach by Shareholder of any covenant, obligation
or  other  provision  contained  in   this Agreement,  Parent shall be entitled
(in addition to any other remedy that may be available to Parent) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach.

     7. Indemnification. Without in any way limiting any of the rights or remedies otherwise available to Parent, Shareholder shall hold harmless and indemnify Parent and Parent's affiliates from and against, and shall compensate and reimburse Parent and Parent's affiliates for, any loss, damage, injury, decline in value, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge, cost or expense of any nature (whether or not relating to a third party claim) which is suffered or incurred at any time by Parent or any of Parent's affiliates or to which Parent or any of Parent's affiliates otherwise becomes subject and that arises from any breach of any representation, warranty, covenant or obligation contained in this Agreement.

     8. Other Agreements. Nothing in this Agreement shall limit Shareholder's obligations or the rights and remedies of Parent under any of the other Transactional Agreements, and nothing in any of the other Transactional Agreements shall limit Shareholder's obligations or the rights and remedies of Parent under this Agreement.

     9. Notices. Any notice or other communication required or permitted to be delivered to Shareholder or Parent under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

     if to Parent:            JetFax, Inc.
                              1376 Willow Road
                              Menlo Park, CA  94025-1430
                              Attention:     Legal Department
                              Facsimile:     (650) 326-6003


     if to Shareholder:       << 1 >>
                              << 2 >>







     10. Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or
unenforceable in any jurisdiction, then  (a)  such provision   or   part
thereof  shall,  with  respect   to   such circumstances  and  in such
jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest

          66                           C-5


possible   extent,   (b)   the invalidity or unenforceability  of such
provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of the Agreement. Each provision of the Agreement is separable from every other provision of the Agreement, and each part of each provision of the Agreement is separable from every other part of such provision.

     11. Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

     12. Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     13. Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     14. Further Assurances. Shareholder shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

     15. Entire Agreement. This Agreement and the other Transactional Agreements set forth the entire understanding of Parent and
Shareholder relating to the subject matter hereof  and thereof   and supersede
all  other   prior   agreements                   and understandings  between
Parent and Shareholder  relating  to  the subject matter hereof and thereof.

     16. Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Shareholder.

     17. Assignment. This Agreement and all obligations hereunder are personal to Shareholder and may not be transferred or delegated by Shareholder at any time. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 7), in whole or in part, to any other person or entity without obtaining the consent or approval of Shareholder.

          67                           C-6


     18. Binding Nature. Subject to Section 17, this Agreement will inure to the benefit of Parent and its successors and assigns and will be
binding  upon  Shareholder and his representatives,   executors,
administrators, estate, heirs, successors and  assigns.   Without limiting  the
generality of anything contained in Section 4, if any person or entity shall acquire any of the Shares from Shareholder in any manner, whether by operation of law or otherwise, such Shares shall be held subject to all the terms and provisions of this Agreement, and by taking and holding such Shares, such person or entity shall be conclusively deemed to have agreed to be bound and to comply with all the terms and provisions of this Agreement. Without limiting the generality of the foregoing, Shareholder agrees that the obligations of Shareholder hereunder shall not be terminated by the death or incapacity of Shareholder or otherwise by operation of law.

     19. Attorneys' Fees and Expenses. If any legal action or other legal proceeding relating to the enforcement of any provision of this
Agreement is brought against Shareholder,  the prevailing   party  shall  be
entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     20.          Termination; Survival.  This Agreement shall terminate at
such
time (if ever) as the Reorganization Agreement shall have been  validly
terminated in accordance with its terms.   Each  of the   representations,
warranties,  covenants  and   obligations contained in this Agreement shall
survive the consummation of the Merger.

     21.          Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa.

          (b) Shareholder agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" are intended to refer to Sections of this Agreement.

          68                           C-7



          (e) Shareholder has executed and delivered this Agreement as of the date first above written.



                                   << 1>>


                                   By:


                                       -------------------------------
                                   Title:
                                          ----------------------------
          69                           C-8


             [Signature Page to Shareholder Agreement]



                              EXHIBIT A

                    Schedule of Shares Owned By

                                << 1>>

                                             No. Shares

     Series A Preferred Stock                  << 3>>
     Series B Preferred Stock                  << 4>>
     Series C Preferred Stock                  << 5>>
     Series D Preferred Stock                  << 6>>
     Series E Preferred Stock                  << 7>>
     Series F Preferred Stock                  << 8>>
     Series G Preferred Stock                  << 9>>
     Common Stock                              << 10>>

                              EXHIBIT B

                          IRREVOCABLE PROXY

      Pursuant to Section 705 of the California Corporations Code, << 1>> ("Shareholder"), a shareholder of DocuMagix, Inc., a California
corporation  (the  "Company"),  hereby   irrevocably appoints JetFax, Inc., a
Delaware corporation ("Parent"), and JF Acquisition Sub, Inc., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and each of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, for the purposes of voting the number of shares set forth in Exhibit A of voting stock of the Company owned of record by Shareholder (including shares issuable upon the conversion thereof) (the "Shares") with respect to the Reorganization Agreement (as herein defined), the Merger (as herein defined), the Amendment to Articles, the Agreement of Merger and the other transactions contemplated by the Reorganization Agreement (the "Identified Matters"). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Reorganization Agreement.

      This Proxy shall terminate at such time (if ever) as that certain Agreement and Plan of Reorganization dated as of November 11, 1997 (the "Reorganization Agreement") among Parent, Merger Sub, the Company, Shareholder and certain other shareholders of the Company, providing for the merger of Merger Sub with and into the Company (the "Merger"), shall have been validly terminated in accordance with its terms. Upon the execution hereof, all prior proxies given by Shareholder with respect to the Shares are hereby revoked, and no subsequent proxies will be given. This Proxy is irrevocable and is coupled with an interest and is granted in connection with that certain Shareholder Agreement dated as of November 11, 1997 executed by Shareholder in favor of Parent, and is granted in consideration of Parent entering into the Reorganization Agreement. The attorneys and proxies appointed pursuant to this Proxy will be empowered (at all times prior to the termination of the Reorganization Agreement) to exercise (in their discretion and in such manner as they may deem appropriate) all voting and other rights of Shareholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents with respect to the Shares), with respect to the Identified Matters, at every meeting of the shareholders of the Company (and every adjournment or postponement thereof) or by written consent in lieu of such a meeting, or otherwise.

     This Proxy shall be binding upon the Shareholder and his personal representatives, executors, administrators, estates, heirs, successors and assigns (if any). This Proxy shall inure to the benefit of Parent and Merger Sub and their respective successors and assigns (if any).

            Dated:  November 11, 1997

                                                 --------------------------
                                               << 1>>
                                             By:
                                                  -------------------------
                                             Title:
                                                    -----------------------

                                   Exhibit D-1

                    PERSONS TO EXECUTE AFFILIATE AGREEMENTS

Affiliates of DocuMagix, Inc.
-----------------------------

BancBoston Ventures
U.S. Venture Partners III
U.S.V. Entrepreneur Partners
Second Ventures Limited Partners
Ka-Lai (Steve) Leung
Irwin Federman
Tom Proulx
Proulx Living Trust dtd 8/30/92
Peter R. Roberts
Albert Sisto
Hedy T. Breakfield
David L. Gibbs
Maxon Wheeler

                                  Exhibit D-2

                          FORM OF AFFILIATE AGREEMENT
                             AFFILIATE AGREEMENT


     This Affiliate Agreement ("Agreement") is being executed and delivered  as
of November   , 1997 by           ("Affiliate")  in favor  of  and  for
           ---         ----------
the  benefit of  JetFax,  Inc.,  a  Delaware corporation ("Parent").

                                   Recitals
                                   --------

          A. Affiliate is a shareholder [and an officer and director] of DocuMagix, Inc., a California corporation (the "Company").

          B. Parent, the Company, JF Acquisition Sub, Inc., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Affiliate and certain other shareholders of the Company have entered into an Agreement and Plan of Reorganization dated as of November 11, 1997 (the "Reorganization Agreement"), providing for the merger of Merger Sub with and into the Company (the "Merger"). The Reorganization Agreement contemplates that, upon consummation of the Merger, (i) the Company's shareholders will receive shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") in exchange for their shares of the voting common stock, no par value, and voting preferred stock, no par value, of the Company ("Company Stock"), and (ii) the Company will become a wholly owned
subsidiary of Parent.   It is accordingly contemplated that Affiliate will
receive shares of Parent Common Stock in the Merger.

          C. Affiliate may be deemed to be an "affiliate" of the Company for purposes of: (i) the restrictions on resale imposed by the Securities Act of 1933, as amended (the "Act"); and (ii) determining Parent's eligibility to account for the Merger as a "pooling of interests" under applicable "pooling of interests" accounting requirements (including Accounting Principles Board Opinion No. 16 and Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC")).

                                   Agreement
                                   ---------

     1. Representations and Warranties. Affiliate represents and warrants to Parent as follows:

               (a) Affiliate is the holder and beneficial owner of the shares of Company Stock as set forth in Exhibit 1 hereto (the "Company Shares"), and Affiliate has good and valid title to the Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

          73                           1

               (b) Affiliate has carefully read this Agreement, and has discussed with counsel to the extent Affiliate felt necessary the limitations imposed on Affiliate's ability to sell, transfer or otherwise dispose of the Company Shares and the shares of Parent Common Stock that Affiliate is to receive in the Merger (the "Parent Shares"). Affiliate fully understands the limitations this Agreement places upon Affiliate's ability to sell, transfer or otherwise dispose of the Company Shares and the Parent Shares.


     (c) Affiliate understands that the representations, warranties and covenants set forth in this Agreement will be relied upon by Parent and its counsel and accountants for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests," for purposes of determining whether Parent should proceed with the Merger and for various other purposes.

     2.         Prohibitions Against Transfer.
                ------------------------------

     (a)        Affiliate agrees that until such time as the Reorganization
Agreement is validly terminated in accordance with Section 8          thereof,
he shall not sell, transfer or otherwise dispose of, or reduce his interest in or risk relating to, any capital stock of the Company (including the Company Shares) except pursuant to and upon consummation of the Merger.
(b) Affiliate agrees that during the period from the date on which the Merger is consummated through the date on which financial results covering at least 30 days of post Merger combined operations of Parent and the Company have been published by Parent (within the meaning of the applicable "pooling of interests" accounting requirements), Affiliate agrees that he shall not sell, transfer or otherwise dispose of, or reduce his interest in or risk relating to, any shares of Parent Common Stock (including the Parent Shares).

     (c) Without limiting the generality of Section 2(b) of this Agreement, Affiliate shall not effect any sale, transfer or other disposition of any of the Parent Shares unless:

               (i) such sale, transfer or other disposition has been registered under the Act;

               (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 under the Act, as evidenced by a broker's letter and a representation letter executed by Affiliate (satisfactory in form and content to Parent) stating that such requirements have been met;

               (iii) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or

          74                           C-2



               (iv) an authorized representative of the SEC shall have rendered written advice to Affiliate to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

     3.        Stop Transfer Instructions; Legend.
               -----------------------------------

Affiliate understands that the Parent Shares will be characterized as "restricted securities" for purposes of Rule 144 under the Act, and that therefore any sale, transfer or other disposition of any of the Parent Shares must be made in conformity with the provisions of said Rule or be registered under the Act. Affiliate acknowledges and agrees that (i) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Shares, and (ii) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED
UNDER  THE  ACT  OR UNLESS   AN   EXEMPTION  FROM   THE   REGISTRATION
REQUIREMENTS OF THE ACT IS AVAILABLE.  THE  SHARES REPRESENTED  BY  THIS
CERTIFICATE  MAY  ONLY   BE TRANSFERRED  IN ACCORDANCE WITH THE  TERMS  OF  AN
AGREEMENT  DATED AS OF NOVEMBER 11, 1997,  BETWEEN THE  REGISTERED HOLDER
HEREOF AND JETFAX, INC.,  A COPY  OF  WHICH  AGREEMENT  IS  ON  FILE  AT   THE
PRINCIPAL OFFICES OF JETFAX, INC."

     4.         Independence of Obligations.  The covenants and
obligations of Affiliate set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Affiliate, on the
one hand, and the Company or Parent, on the  other.   The existence of any
claim or cause of action by Affiliate against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Affiliate.

     5.         Specific Performance.  Affiliate agrees that in the
event  of  any  breach or threatened breach by Affiliate  of  any covenant,
obligation  or  other  provision  contained  in   this Agreement,  Parent shall
be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus
to  enforce   the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach.
          75                           3


     6. Other Agreements. Nothing in this Agreement shall limit any of the rights or remedies of Parent under the Reorganization Agreement or the Shareholder Agreement dated as of November 11, 1997 executed by Affiliate in favor of Parent and nothing in the Reorganization Agreement or said Shareholder Agreement shall limit any of the rights or remedies of Parent under this Agreement.

     7. Notices. Any notice or other communication required or permitted to be delivered to Affiliate or Parent under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):
8.

          if to Parent:            JetFax, Inc.
                                   1376 Willow Road
                                   Menlo Park, CA 94025-1430
                                   Attention: Chief Financial Officer
                                     Facsimile: (650) 326-6003

          if to Affiliate:


          76                           4



     8.     Severability.  If any provision of this Agreement or
any part of any such provision is held under any circumstances to be  invalid
or unenforceable in any jurisdiction, then  (a)  such provision          or
part  thereof  shall,  with  respect   to   such circumstances  and  in such
jurisdiction, be  deemed  amended  to conform  to applicable laws so as to be
valid and enforceable  to the   fullest   possible   extent,   (b)   the
invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of the Agreement. Each provision of the Agreement is separable from every other provision of the Agreement, and each part of each provision of the Agreement is separable from every other part of such provision.

     9. Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

     10. Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          11. Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

          12. Further Assurances. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

          77                           5
          13. Entire Agreement. This Agreement, the Reorganization Agreement and the Shareholder Agreement referred to in Section 6 thereof, set forth the entire understanding of Parent and Affiliate relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between Parent and Affiliate relating to the subject matter hereof and thereof.

          14. Non-Exclusivity. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

          15. Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Affiliate.

          16.     Assignment.  This Agreement and all obligations of
Affiliate  hereunder are personal to Affiliate  and  may  not  be transferred
or delegated by Affiliate at any time.   Parent  may freely  assign any or all
of its rights under this Agreement, in whole or in part, to any other person or entity without obtaining the consent or approval of Affiliate.

          17.     Binding Nature.  Subject to Section 16 hereof, this
Agreement  will inure to the benefit of Parent and its successors and   assigns
and will be binding upon Affiliate and his representatives, executors, administrators, estate, heirs, successors and assigns.

          18. Attorneys' Fees and Expenses. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought by either party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

          19. Survival. Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.



          78                           6




Affiliate has executed this Agreement on November __, 1997.



                              Signature:
                                        ------------------------






                   [Signature Page to Affiliate Agreement]

                                    Exhibit E-1

                             CERTIFICATE OF AMENDMENT OF
                             ARTICLES OF INCORPORATION OF
                                   DOCUMAGIX, INC.

Albert Sisto and Hedy Breakfield certify that they are the President and the Chief Financial Officer, respectively, of DocuMagix, Inc., a California corporation (the "Corporation"), and further certify that:
1. The Articles of Incorporation of the Corporation shall be amended as follows:

           a.   Article III, Section 3.3 is deleted in its entirety.

2. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

3.    The  foregoing amendment of Articles of  Incorporation has  been  duly
approved by the required vote of shareholders  in accordance   with  Sections
902  and  903  of   the   California Corporations Code.  The total number of
outstanding shares of the Corporation is _______ shares of Common Stock, _______ shares of Series A Preferred Stock, _____ shares of Series B Preferred Stock, ______ shares of Series C Preferred Stock, ____ shares of the Series D Preferred Stock, _____ shares of the Series E Preferred Stock, ____ shares of the Series F Preferred Stock and ______ shares of the Series G Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was (i) more than 50% of the outstanding Common Stock, (ii) more than 50% of the outstanding Series A Preferred Stock, (iii) more than 50% of the outstanding Series B Preferred Stock, (iv) more than 50% of the outstanding Series C Preferred Stock, (v) more than 50% of the outstanding Series D Preferred Stock, (vi) more than 50% of the outstanding Series E Preferred Stock, (vii) more than 50% of the outstanding Series F Prefered Stock and (viii) more than 50% of the outstanding shares of Series G Preferred Stock and (viii) more than 50% of the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock voting together as a separate class on an as-converted-to Common Stock basis.
We further declare under penalty of perjury under the laws of the State of
California  that  the  matters  set  forth  in   this certificate are true and
correct of our own knowledge.
    Dated:  November __, 1997







-----------------------------------
Albert Sisto, President


-----------------------------------
Hedy Breakfield, Chief Financial Officer

                                  EXHIBIT E-2
                                  -----------
                          FORM OF AGREEMENT OF MERGER
                          ---------------------------
                             AGREEMENT OF MERGER
                             -------------------

     THIS AGREEMENT OF MERGER, dated as of December 5, 1997 (the "Merger Agreement"), is made and entered into by JF Acquisition Sub, Inc., a California corporation ("Merger Sub"), and DocuMagix, Inc., a California corporation ("DocuMagix" or "Surviving Corporation") (DocuMagix and Merger
Sub   being hereinafter collectively referred  to  as the "Constituent
Corporations").
                                   Recitals
                                   --------
     A.      JetFax,  Inc.,  a  Delaware  corporation  ("Parent"),
DocuMagix, Merger Sub, and certain shareholders of DocuMagix have entered into an Agreement and Plan of Reorganization dated November 11, 1997, as amended (the "Reorganization Agreement"), providing, among other things, for the execution and filing of this Merger Agreement and the merger of Merger
Sub with and into DocuMagix   upon  the  terms  set  forth  in  the
Reorganization Agreement and this Merger Agreement (the "Merger").

     B. The respective Boards of Directors of each of the Constituent Corporations deem it advisable and in the best interests of each of such corporations and their respective stockholders that Merger Sub be merged with and into DocuMagix.

                                 Agreement
                                 ---------
     NOW, THEREFORE, in consideration of the promises and mutual agreements contained in this Merger Agreement, the Constituent Corporations hereby
agree that Merger Sub shall be  merged  with and     into   DocuMagix  in
accordance with the Reorganization Agreement and the provisions of the laws of the State of California, upon the terms and subject to the conditions set forth as follows:

                                       1
                                  The Merger
                                  ----------

     1.1 Filing. This Merger Agreement, together with the officers' certificates of each of the Constituent Corporations required by the
General  Corporation  Law  of  the  State   of California  (the  "California
Law"), shall be filed with the Secretary of State of the State of California at the time specified in the Reorganization Agreement.

     1.2 Effectiveness. The time at which this Agreement is filed with the Secretary of State of the State of California is referred to herein as the "Filing Time." The Merger shall become effective immediately after the Filing Time (the "Effective Time").


          81                             1
     1.3 Merger. At the Effective Time, Merger Sub shall be merged into DocuMagix and the separate corporate existence of Merger Sub shall
thereupon  cease.   DocuMagix  will  be   the Surviving  Corporation in the
merger and the separate corporate existence of DocuMagix shall continue unaffected and unimpaired by the Merger.

     1.4 Further Action. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Merger Agreement or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of either or both of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized (in the name of either or both of the Constituent Corporations or otherwise) to take all such action.

                                        2

                          Corporate Governance Matters
                          ----------------------------

       2.1 Pre-Effective Time Amendment to Articles. At the Filing Time and immediately prior to the Effective Time, Article VI Section 3.3 of the Articles of Incorporation of DocuMagix shall be deleted.

        2.2   Articles of Surviving Corporation. At the Effective Time,  the

Articles of Incorporation of the Surviving Corporation shall be amended and restated in full as of the Effective Time as set forth in Exhibit A attached hereto.

                                        3


         Manner of Converting Shares of the Constituent Corporations
         -----------------------------------------------------------
        3.1       Conversion of Target Capital Stock.

          (a) At the Effective Time, each then outstanding share of common stock, no par value, of DocuMagix (the "DocuMagix Common Stock") (other than shares that may become "dissenting shares" within the meaning of Section 1300 of the California Law) shall cease to be an existing and issued share and shall become and be converted into, by virtue of the Merger and without any action on the part of Parent, Merger Sub, DocuMagix or the holder thereof, the right to receive the fraction of a share of the common stock, par value $0.01 per share, of JetFax ("JetFax Common Stock") equal to
0.0199 times the Consideration Number (as defined below) divided by the number of shares of DocuMagix Common Stock outstanding immediately prior to the Effective Time.

          (b)    At the Effective Time, each then outstanding share of
Series A Preferred Stock, no par value, of DocuMagix (the "DocuMagix Series A Preferred Stock") (other than shares that may become "dissenting shares" within the meaning of Section 1300 of the California Law) shall
          82                             2
cease to be an existing and issued share and shall become and be converted into, by virtue of the Merger and without any action on the part of Parent, Merger Sub, DocuMagix or the holder thereof, the right to receive the fraction of a share of the common stock, par value $0.01 per share, of JetFax ("JetFax Common Stock") equal to 0.0961 times the Consideration Number divided by the number of shares of DocuMagix Series A Preferred Stock outstanding immediately prior to the Effective Time.

          (c) At the Effective Time, each then outstanding share of Series B Preferred Stock, no par value, of DocuMagix (the "DocuMagix Series B Preferred Stock") (other than shares that may become "dissenting shares" within the meaning of Section 1300 of the California Law) shall cease to be an existing and issued share and shall become and be converted into, by virtue of the Merger and without any action on the part of Parent, Merger Sub, DocuMagix or the holder thereof, the right to receive the fraction of a share of the common stock, par value $0.01 per share, of JetFax ("JetFax Common Stock") equal to 0.0620 times the Consideration Number divided by the number of shares of DocuMagix Series B Preferred Stock outstanding immediately prior to the Effective Time.

          (d)     At the Effective Time, each then outstanding share of
Series C Preferred Stock, no par value, of DocuMagix (the "DocuMagix Series C Preferred Stock") (other than shares that may become "dissenting shares" within the meaning of Section 1300 of the California Law) shall cease to be an existing and issued share and shall become and be converted into, by virtue of the Merger and without any action on the part of Parent, Merger Sub, DocuMagix or the holder thereof, the right to receive the fraction
of  a  share of the common stock, par value  $0.01      per share,  of  JetFax
("JetFax Common Stock") equal to 0.2331 times the Consideration Number divided by the number of shares of DocuMagix Series C Preferred Stock outstanding immediately prior to the Effective Time.

          (e) At the Effective Time, each then outstanding share of Series D Preferred Stock, no par value, of DocuMagix (the "DocuMagix Series D Preferred Stock") (other than shares that may become "dissenting shares" within the meaning of Section 1300 of the California Law) shall cease to be an existing and issued share and shall become and be converted into, by virtue of the Merger and without any action on the part of Parent, Merger Sub, DocuMagix or the holder thereof, the right to receive the fraction of a share of the common stock, par value $0.01 per share, of JetFax ("JetFax Common Stock") equal to 0.3294 times the Consideration
Number divided by the number of shares of DocuMagix Series D Preferred Stock outstanding immediately prior to the Effective Time.

         (f)    At the Effective Time, each then outstanding share of
Series E Preferred Stock, no par value, of DocuMagix (the "DocuMagix Series E Preferred Stock") (other than shares that may become "dissenting shares" within the meaning of Section 1300 of the California Law) shall cease to be an existing and issued share and shall become and be converted into, by virtue of the Merger and without any action on the part of Parent, Merger Sub, DocuMagix or the holder thereof, the right to receive the fraction of a share of the common stock, par value $0.01 per share, of JetFax ("JetFax Common Stock") equal to 0.0325 times the Consideration Number divided by the number
          83                             3
of shares of DocuMagix Series E Preferred Stock outstanding immediately prior to the Effective Time.

         (g) At the Effective Time, each then outstanding share of Series F Preferred Stock, no par value, of DocuMagix (the "DocuMagix Series F Preferred Stock") (other than shares that may become "dissenting shares" within the meaning of Section 1300 of the California Law) shall cease to be an existing and issued share and shall become and be converted into, by virtue of the Merger and without any action on the part of Parent, Merger Sub, DocuMagix or the holder thereof, the right to receive the fraction of a share of the common stock, par value $0.01 per share, of JetFax ("JetFax Common Stock") equal to 0.2007 times the Consideration Number divided by the number of shares of DocuMagix Series F Preferred Stock outstanding immediately prior to the Effective Time.

         (h) At the Effective Time, each then outstanding share of Series G Preferred Stock, no par value, of DocuMagix (the "DocuMagix Series G Preferred Stock") (other than shares that may become "dissenting shares" within the meaning of Section 1300 of the California Law) shall cease to be an existing and issued share and shall become and be converted into, by virtue of the Merger and without any action on the part of Parent, Merger Sub, DocuMagix or the holder thereof, the right to receive the fraction of a share of the common stock, par value $0.01 per share, of JetFax ("JetFax Common Stock") equal to 0.0263 times the Consideration Number divided by the number of shares of DocuMagix Series G Preferred Stock outstanding immediately prior to the Effective Time.

         (i)   The Consideration shall be 793,957 shares of JetFax
Common Stock (as adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by JetFax between the date of this Agreement and the Effective Time). The Consideration Number shall be the number of shares of JetFax Common Stock represented by the Consideration.

        (j)    The DocuMagix Common Stock, DocuMagix Series A
Preferred Stock, DocuMagix Series B Preferred Stock, DocuMagix Series C Preferred Stock, DocuMagix Series D Preferred Stock, DocuMagix Series E Preferred Stock, DocuMagix Series F Preferred Stock and DocuMagix Series G Preferred Stock are hereafter collectively referred to as the DocuMagix Capital Stock.

     3.2 Merger Sub Common Stock. At the Effective Time, each then outstanding share of common stock, no par value, of Merger Sub shall cease to be an existing and issued share and shall become and be converted into, by virtue of the Merger and without any action on the part of Parent, Merger Sub or DocuMagix, one share of DocuMagix Common Stock and the aggregate of such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

3.3  Closing  of DocuMagix's Transfer Books.   At  the Effective  Time, holders
of certificates representing shares of DocuMagix's Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of DocuMagix and the

          84                             4
stock transfer books of DocuMagix shall be closed with respect to all shares of such DocuMagix Capital Stock outstanding immediately prior to the Effective Time. No further transfer of such shares of DocuMagix Capital Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, valid certificates previously representing such shares are presented to DocuMagix or Parent, they shall be exchanged as provided in Section 3.4.
     3.4 Exchange of Certificates. Promptly following the Effective Time, Parent shall transmit to the former DocuMagix shareholders appropriate documents to be used by them to surrender their DocuMagix Capital Stock certificates in exchange for Parent Common Stock certificates and cash in lieu of any fractional shares of Parent Common Stock. Until so surrendered and exchanged, each certificate for DocuMagix Capital Stock shall represent solely the right to receive shares of Parent Common Stock into which the shares of DocuMagix Capital Stock it theretofore represented shall have been converted into the right to receive Parent Common Stock pursuant to
Section 3.1 (or to perfect the holder thereof's right to receive payment for such shares pursuant to Section 1300 of the California Law and Section 3.6 hereof); provided, however, that customary and appropriate certifications and indemnities allowing exchange against lost or destroyed certificates shall be provided.
     3.5     No Fractional Shares.  No fractional shares of Parent Common
Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of DocuMagix Capital Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock shall, upon surrender of each stock certificate representing shares of DocuMagix Capital Stock, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by $9.629.

      3.6       Dissenting Shares.

          (a)      Notwithstanding anything to the contrary contained in
this Agreement, any shares of DocuMagix Capital Stock that, as of the
Effective Time, are or may become "dissenting shares" within the meaning of
Section 1300(b) of the California Law shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 3.1 (or cash in lieu of fractional shares in accordance with Section 3.5), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the California Law; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares", then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section
3.1 (and cash  in  lieu  of  fractional shares in accordance with Section 3.5).

          (b) DocuMagix shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require DocuMagix to purchase shares of DocuMagix Capital Stock pursuant to Chapter 13 of the California Law and of any other demand,
          85                             5



notice or instrument delivered to DocuMagix  prior to  the  Effective Time
pursuant to the California Law, and  (ii) the   opportunity   to  participate
in  all   negotiations and proceedings   with  respect  to  any  such  demand,
notice   or instrument.   DocuMagix shall not make any payment or  settlement
offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

4     Termination and Amendment

      4.1 Termination. Notwithstanding the approval of this Merger Agreement by the shareholders of Merger Sub and DocuMagix, this Merger Agreement shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided.

      4.2 Amendment. This Merger Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of either Merger Sub or DocuMagix, but, after any such approval, no amendment shall be made without the further approval of such shareholders if such amendment would (i) have a material adverse effect on the shareholders of either Merger Sub or DocuMagix, (ii) change any of the principal terms of the Merger Agreement, or (iii) change any term of
the  Articles  of Incorporation   of  the  Surviving  Corporation.    This
Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          86                            6


               IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.
   JF Acquisition Sub, Inc.,              DocuMagix, Inc.,
     a  California  corporation             a  California corporation



  By:                                     By:
     --------------------------              ----------------------
          Rudy Prince                            Albert E. Sisto
          President                                Chairman


  By:                                     By:
    --------------------------                ----------------------
          Allen K. Jones                         Hedy Breakfield
            Secretary                           Assistant Secretary


          87                             7



                           JF ACQUISITION SUB, INC.
                            ------------------------

                             OFFICERS' CERTIFICATE
                             ---------------------



          Rudy Prince and Allen K. Jones hereby certify that:

          5     They are the President and Secretary, respectively, of JF
Acquisition  Sub,  Inc., a California corporation  (the "Corporation").

          6     The  Agreement  of Merger to which this Certificate  is
attached (the "Merger Agreement") has been duly approved by the Board of Directors of the Corporation.

          7     The  Corporation  has one class of  stock  outstanding,
designated "Common Stock," of which 100 shares were outstanding and entitled to vote on the merger.

          8     The principal terms of the Merger Agreement were approved by the Corporation by a vote of a number of shares which equaled or exceeded the vote required. The vote required was greater than 50% of the outstanding shares of Common Stock.


                The vote of the stockholders of JetFax, Inc., a Delaware corporation, the parent of the Corporation, which parent corporation is issuing equity securities to the shareholders of DocuMagix, Inc. pursuant to the Merger Agreement, was not required.
+
                Each of the undersigned declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own
knowledge.   Executed at  Menlo  Park,  California,  on December 5, 1997.




                                        --------------------------------
                                        Rudy Prince
                                        President




                                        --------------------------------
                                        Allen K. Jones
                                        Secretary

          88                             8





                                   DOCUMAGIX, INC.



                              OFFICERS' CERTIFICATE

     Albert E. Sisto and Hedy Breakfield hereby certify that:

     9          They are the Chairman and Assistant Secretary, respectively, of DocuMagix, Inc., a California corporation (the "Corporation").

     10          The  Agreement  of Merger to which this Certificate  is
attached (the "Merger Agreement") has been duly approved by the Board of Directors of the Corporation.

     11          The  Corporation  has two classes of stock  outstanding
designated "Common Stock" and "Preferred Stock," of which 3,455,879 shares of Common Stock and 17,913,130 shares of Preferred Stock were outstanding and entitled to vote on the merger. The outstanding Preferred Stock consists of 3,300,000 shares of Series A Preferred Stock, 1,519,019 shares of Series B Preferred Stock, 4,432,978 shares of Series C Preferred Stock, 6,567,951 shares of the Series D Preferred Stock, 568,182 shares of the Series E Preferred Stock, 1,375,000 shares of the Series F Preferred Stock and 150,000 shares of the Series G Preferred Stock.

     12          The principal terms of the Merger Agreement were approved by the Corporation by a vote of a number of shares which equaled or exceeded the vote required. The percentage vote required was (i) more than 50% of the outstanding Common Stock, (ii) more than 50% of the outstanding Series A Preferred Stock, (iii) more than 50% of the outstanding Series B Preferred Stock, (iv) more than 50% of the outstanding Series C Preferred Stock, (v) more than 50% of the outstanding Series D Preferred Stock, (vi) more than 50% of the outstanding Series E Preferred Stock, (vii) more than 50% of the outstanding Series F Preferred Stock, (viii) more than 50% of the Preferred Stock and (ix) more than 50% of the Common Stock and Preferred Stock voting together as a separate class on an as-converted-to Common Stock basis.

Each of the undersigned declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge. Executed at San Jose, California on December __, 1997.


                                        --------------------------------
                                        Albert E. Sisto
                                        Chairman


                                        --------------------------------
                                        Hedy Breakfield
                                        Assistant Secretary

                                   EXHIBIT A

                AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                      OF

                                DOCUMAGIX, INC.





I.

The name of this corporation is DocuMagix, Inc.



II.

     The  purpose of this corporation is to engage in any lawful act  or activity for which a corporation may be organized  under the  General

Corporation Law of California other than the banking business,  the  trust

company business  or  the  practice  of  a profession   permitted  to  be

incorporated  by  the  California Corporations Code.

III.

     The  corporation is authorized to issue only one  class  of stock, to be designated Common Stock.  The total number of shares of Common Stock presently authorized is One Hundred (100).

IV.

     (a)  The liability of the directors of this corporation for monetary damages  shall  be eliminated  to  the  fullest  extent permissible under

California law.

          (b)    This corporation is authorized to  provide indemnification  of agents (as defined in  Section  317  of  the California  Corporations  Code)

for  breach  of  duty to the corporation  and  its  shareholders through bylaw provisions  or through agreements  with  the  agents,  or  through  shareholder resolutions,  or  otherwise,  in excess  of  the  indemnification otherwise permitted  by  Section 317 of the  Corporations  Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

     (c)          Any repeal or modification of this Article shall only

be prospective and shall not affect the rights under this Article in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                   EXHIBIT F
                                   ---------

                                 ESCROW AGREEMENT
                                 ----------------

     This Escrow Agreement is entered into as of the date written below, by and among the undersigned shareholder (the "Undersigned Shareholder"), JetFax, Inc., a Delaware corporation ("Parent"), DocuMagix, Inc., a California corporation (the "Company"), the shareholders of DocuMagix listed on Attachment A hereto (the "Designated Shareholders"), Michael Maher (the "Initial Escrow Shareholder Representative"), and American Stock Transfer & Trust Company (the "Escrow Agent").


                                   Recitals
                                   --------

      A. Parent, JF Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), the Designated Shareholders and the Company have entered into an Agreement and Plan of Reorganization, dated November 11, 1997 (the "Reorganization Agreement") which provides that Merger Sub will be merged with and into the Company (the "Merger"), with the Company being the surviving corporation, on the terms and conditions set forth therein, resulting in the Company becoming a wholly-owned subsidiary of Parent.

     B. The Reorganization Agreement contemplates the establishment of an escrow arrangement to secure in part the indemnification and other obligations of the Company and the Designated Shareholders under the Reorganization Agreement. As a condition precedent to Parent's execution of the Reorganization Agreement and related agreements, Parent has required that the Company, the Designated Shareholders and the Initial Escrow Shareholder Representative enter into this Escrow Agreement; and the Company, the Designated Shareholders and the Escrow Shareholder Representative have agreed to enter into this Escrow Agreement in order to induce Parent to consummate the Merger.

     C. By virtue of the Designated Shareholders' execution of the Reorganization Agreement, and by the execution of this Escrow Agreement, the Designated Shareholders have consented to: (i) the indemnification of the Designated Shareholders as set forth in Section 9 of the Reorganization Agreement and (ii) their agreement to be bound by the terms of this Escrow Agreement, including without limitation (x) the establishment of this escrow to secure their indemnification obligations under Section 9 of the Reorganization Agreement, (y) the appointment of the Escrow Shareholder Representative as their representative for the purposes of this Escrow Agreement and as attorney-in-fact and agents for and on behalf of each of the Designated Shareholders, and the taking by the Escrow Shareholder Representative of any and all actions and the making of any decisions required or permitted to be taken or made by them under this Escrow Agreement, and (z) all of the other terms, conditions and limitations in this Escrow Agreement.

                                   Agreement
                                   ---------


The parties to this Escrow Agreement, intending to be legally bound, agree as follows:


1.          Defined Terms

     Capitalized terms used and not otherwise defined in this Escrow Agreement shall have the meanings assigned to them in the Reorganization Agreement.


2.          Escrow

     C.2.1 Shares to be Placed in Escrow. On the date of the Closing (the "Closing Date"), Parent shall issue a certificate for ten percent (10%) of the aggregate number of shares of the Common Stock of Parent (the "Parent Common Stock") to be issued to the Designated Shareholders in the Merger (the "Escrow Shares"), in the name of Escrow Agent or its nominee, evidencing the shares of the Parent Common Stock to be held in escrow in accordance with this Escrow Agreement. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Shares in escrow (the "Escrow"), subject to the terms and conditions of this Escrow Agreement.

      C.2.2          Indemnification.  Each of the Designated
Shareholders has agreed in Section 9 of the Reorganization Agreement that such shareholders severally, but not jointly and severally, shall indemnify and hold harmless each of Parent, Merger Sub and the Surviving Corporation and the other Indemnitees from and against, and shall compensate and reimburse each of them for Damages, as set forth therein. The Escrow Shares shall be security, in part, for such indemnity obligation, subject to the limitations, and in the manner provided, in this Escrow Agreement.

     C.2.3 Voting of Shares. On any matter brought before the Parent stockholders for a vote, the Escrow Agent shall vote the Escrow Shares as directed by the Designated Shareholders individually. Each Designated Shareholder shall have the right to direct the vote of the number of shares resulting from the multiplication of the Designated Shareholder's percentage set forth on Attachment A by the total number of Escrow Shares held by the Escrow Agent on the record date for the vote.

     C.2.4 Dividends, Etc. Any distributions of cash, securities or other property in respect of or in exchange for any of the Escrow Shares, other than distributions of capital stock of the Parent (by way of stock dividend, stock split or otherwise) not constituting a dividend for purposes of

Section 301 of the Code, shall be payable and distributed directly to the stockholders and shall not be held in the Escrow. At the time any of the Escrow Shares are required to be released from the Escrow to any person pursuant to this Escrow Agreement, any distributions of capital stock of the Parent previously made in respect of such released Escrow Shares and held in the Escrow shall be released from the Escrow to such person.

     C.2.5 Transferability. The interests of the Designated Shareholders in the Escrow and in the Escrow Shares held in the Escrow shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until Parent and Escrow Agent shall have received written notice of such transfer.

     C.2.6 Fractional Shares. No fractional shares of Parent Common Stock shall be retained in or released from the Escrow pursuant to this Escrow Agreement. In connection with any release of shares from the Escrow, the Escrow Agent shall be permitted to "round down" or to follow such other rounding procedures as the Escrow Agent reasonably determines to be appropriate in order to avoid (i) retaining any fractional share in the Escrow or (ii) releasing any fractional share from the Escrow. All stock transfers pursuant to this Escrow Agreement will be made through the transfer agent of the Parent Common Stock, who will initially be American Stock Transfer & Trust Company.
3.          Claim Procedures

     C.3.1 Claim Notice. If Parent determines in good faith that there is or has been a possible inaccuracy in or breach of any representation or warranty made by the Company or covenant or other provision imposed on the Company and set forth in any of the Reorganization Agreement or related agreements, or in any document or instrument delivered pursuant thereto or in connection therewith, (collectively, the "Transactional Agreements") and if Parent is entitled, under the terms of the Reorganization Agreement, to make a claim against the Escrow with respect to such possible inaccuracy or breach, then Parent may deliver to both the Escrow Shareholder Representative and the Escrow Agent a written notice of such possible inaccuracy or breach (a "Claim Notice") setting forth (i) a brief description of the circumstances supporting Parent's belief that such possible inaccuracy or breach exists or has occurred, and (ii) to the extent possible, a non-binding, preliminary estimate of the aggregate dollar amount of all Damages that have arisen and may arise as a result of such possible inaccuracy or breach (such aggregate amount being referred to as the "Claim Amount"). Such Claim Notice must be delivered prior to the earlier of (i) the date the Registration Statement is filed with the Securities and Exchange Commission and
(ii) one year after the Closing Date (the "Escrow Release Date").

     C.3.2 Response Notice. Within forty-five (45) days after the delivery of a Claim Notice to the Escrow Shareholder Representative, the Escrow Shareholder Representative shall deliver to Parent, with a copy to the Escrow Agent, a written notice (the "Response Notice") containing: (i) instructions to the effect that shares of Parent Common Stock having a Stipulated Value (as defined in Section 6 of this Escrow Agreement) equal to the entire Claim Amount set forth in such Claim Notice are to be released from the Escrow to Parent; or
(ii) instructions to the effect that shares of Parent Common Stock having a Stipulated Value equal to a specified portion (but less than the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Escrow to Parent, together with a statement that the remaining portion of such Claim Amount is being disputed; or (iii) a statement that the entire Claim Amount set forth in such Claim Notice is being disputed. If no Response Notice is received by Parent from the Escrow Shareholder Representative within forty-five (45) days after the delivery of a Claim Notice to the Escrow Shareholder Representative, then the Escrow Shareholder Representative shall be deemed to have given instructions that shares of Parent Common Stock having a Stipulated Value equal to the entire Claim Amount set forth in such Claim Notice are to be released to Parent from the Escrow.


     C.3.3          Release of Shares to Parent.

          (a) If the Escrow Shareholder Representative gives (or is deemed to have given) instructions that shares of Parent Common Stock having a Stipulated Value equal to the entire Claim Amount set forth in a Claim Notice are to be released from the Escrow to Parent, then the Escrow Agent shall promptly following the required delivery date for the Response Notice transfer, deliver and assign to Parent such number of Escrow Shares held in the Escrow as have a Stipulated Value equal to the Claim Amount (or such lesser number of Escrow Shares as is then held in the Escrow).

          (b) If a Response Notice delivered by the Escrow Shareholder Representative in response to a Claim Notice contains instructions to the effect that shares of Parent Common Stock having a Stipulated Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Escrow to Parent, then (i) the Escrow Agent shall promptly following the required delivery date for the Response Notice transfer, deliver and assign to Parent such number of Escrow Shares held in the Escrow as have a Stipulated Value equal to such specified portion of such Claim Amount, and (ii) the procedures set forth in Section 3.3(c) of this Escrow Agreement shall be followed with respect to the remaining portion of such Claim Amount.

(c) If a Response Notice delivered by the Escrow Shareholder Representative in response to a Claim Notice contains a statement that all or a portion of the Claim Amount set forth in such Claim Notice is being disputed (such Claim Amount or the disputed portion thereof being referred to as the "Disputed Amount"), then, notwithstanding anything contained in Section 3 of this Escrow Agreement, the Escrow Agent shall continue to hold in the Escrow (in addition to any other shares of Parent Common Stock permitted to be retained in the Escrow, whether in connection with any other dispute or otherwise) shares of Parent Common Stock having a Stipulated Value equal to 125% of the Disputed Amount or such lesser amount that remains in the Escrow. Such shares of Parent Common Stock shall continue to be held in the Escrow until (i) delivery of a notice executed by Parent and the Escrow Shareholder Representative setting forth instructions to the Escrow Agent regarding the release of such shares, or
(ii) the Escrow Agent receives a copy of a court order containing instructions to the Escrow Agent regarding the release of such shares. The Escrow Agent shall thereupon release shares of Parent Common Stock from the Escrow in accordance with the instructions set forth in such notice or order. (The parties acknowledge that it is appropriate to retain more than 100% of the Claim Amount in the Escrow in recognition of the fact that Parent may have underestimated the aggregate amount of the actual and potential Damages arising in connection with a particular Claim Notice.)

4.          Escrow Shareholder Representative
     C.4.1          Escrow Shareholder Representative.

(a) The Designated Shareholders shall be represented hereunder by a Escrow Shareholder Representative who shall initially be the Initial Escrow Shareholder Representative. The Escrow Shareholder Representative is hereby empowered by each Designated Shareholder to give and receive notices and communications, to authorize delivery to Parent of Parent Common Stock or other property placed in Escrow in satisfaction of claims by Parent, Merger Sub, the Surviving Company or the other Indemnitees, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, request arbitration of and comply with awards of arbitrators with respect to such claims and to take any and all actions necessary or appropriate in the judgment of the Escrow Shareholder Representative for the accomplishment of the foregoing.

          (b) In the event the Escrow Shareholder Representative shall die or resign or otherwise terminate his status as such, a successor, who shall be a Designated Shareholder (or an affiliate thereof), shall be appointed by the Designated Shareholders holding a majority of the Escrow Shares. The Escrow Shareholder Representative shall receive no compensation for his services.
          (c) The Designated Shareholders hereby agree that the Escrow Shareholder Representative shall not be liable to the Designated Shareholders for any act done or omitted hereunder while acting in good faith and in the exercise of reasonable judgment. The Designated

Shareholders agree to indemnify and hold the Escrow Shareholder Representative harmless against any loss, liability, or expenses incurred by him in his capacity as such, except to the extent such loss, liability or expense is due to bad faith or negligent conduct. The Escrow Shareholder Representative shall be entitled to reimbursement by the Designated Shareholders, pro rata to the percentages set forth opposite the names of the Designated Shareholders on Attachment A hereto, for attorneys fees and other out-of-pocket expenses incurred by him in accordance with this Escrow Agreement.

          (d) The Designated Shareholders agree that a decision by the Escrow Shareholder Representative shall constitute a decision of all of the Designated Shareholders, and shall be final, binding and conclusive upon each of them. Parent, Merger Sub, the Surviving Company, the other Indemnitees and the Escrow Agent may rely upon any act, decision, consent or instruction of the Escrow Shareholder Representative as being the act, decision, consent or instruction of each and all of the Designated Shareholders and Parent, Merger Sub, the Surviving Company the other Indemnitees and the Escrow Agent are hereby relieved from any liability to any person for any acts done by them in accordance with any act, decision, consent or instruction of the Escrow Shareholder Representative.

          (e) The Escrow Shareholder Representative shall promptly deliver to each Designated Shareholder a copy of any notice received or given by the Escrow Shareholder Representative pursuant to this Escrow Agreement.
5.          Release of Shares to Designated Shareholders

     C.5.1 Shares to be Released. On the Escrow Release Date or, if a Claim Notice has been delivered pursuant to Section 3.1 within 45 days of such date, then 45 days after the delivery of such Claim Notice, the Escrow Agent shall release to the Designated Shareholders from the Escrow all shares of Parent Common Stock then held in the Escrow, except for any shares of Parent Common Stock that are to be retained in the Escrow in accordance with Section 3.3(c) of this Escrow Agreement.

     C.5.2          Procedures for Releasing Shares.  Subject to Sections
7.1 and 8.5, any distribution of all or a portion of the Escrow Shares to the Designated Shareholders shall be made in accordance with the percentages set forth opposite such holders' respective names on Attachment A attached hereto.

6.          Valuation of Shares Held in Escrow

     For purposes of this Escrow Agreement, the "Stipulated Value" of each of the Escrow Shares shall be deemed to be $8.00, which was the closing price on the Nasdaq National Market of a share of Parent Common Stock as of the date the Reorganization Agreement become effective (the "Valuation Date").

7.           Fees and Expenses


C.7.1 Parent agrees to pay or reimburse the Escrow Agent for legal fees incurred in connection with the preparation of this Escrow Agreement and to pay the Escrow Agent's reasonable compensation for its normal services hereunder in both cases in accordance with the attached fee schedule, which may be subject to change on an annual basis. The Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of the escrow created hereby which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder. Each of (i) Parent and
(ii) the Designated Shareholders shall be liable for one-half (1/2) of such amounts and Parent shall be entitled to reimbursement from the Escrow Shares of the Designated Shareholders' share of any such excess expenses, if such share is paid by Parent.

    C.7.2 Except as may otherwise be provided herein, all expenses (including attorneys' fees) incurred by any Designated Shareholder in connection with this Escrow Agreement shall be borne by such Designated Shareholder.

     C.7.3 Fifteen days following the delivery of a notice in writing to the Escrow Agent and the Escrow Shareholder Representative by Parent in respect of Section 7.1 or Section 8.5, the Escrow Agent shall transfer, deliver and assign to Parent, in reimbursement of fees and expenses pursuant to the last sentence of Section 7.1 or the first sentence of Section 8.5, such number of Escrow Shares held in the Escrow which have a Stipulated Value equal to the amount to be reimbursed unless the Escrow Agent receives written notice of objection from the Escrow Shareholder Representative. In the event such objection is received, the reimbursement claim shall be handled in accordance with Section 3.3(c).

8.      Duties of the Escrow Agent; Limitation of Escrow Agent's Liability.

     C.8.1 The sole duty of the Escrow Agent, other than as herein specified, shall be to receive and hold the Escrow Shares, subject to disbursement in accordance with this Escrow Agreement, and the Escrow Agent shall be under no duty to determine whether Parent, the Escrow Shareholder Representative or the Designated Shareholders are complying with the requirements of this Escrow Agreement or any other agreement. Parent and Designated Shareholders acknowledge and agree that the Escrow Agent (i) shall not be responsible for any of the agreements referred to herein but shall be obligated only for performance of such duties as are specifically set forth in this Escrow Agreement; (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (iv) may consult counsel satisfactory to it, and the opinion of such counsel, shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

     C.8.2 Neither the Escrow Agent nor any of its directors, officer or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of Escrow Agent's willful misconduct or negligence. Parent and Designated Shareholders, jointly and severally, covenant and agree to indemnify the Escrow Agent and its directors, officers and employees and hold them harmless without limitation from and against any loss, liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with this Escrow Agreement or with the administration of its duties hereunder, including but not limited to reasonable legal fees and other costs and expenses, except such loss, liability or expense caused by the Escrow Agent's willful misconduct or gross negligence.

    C.8.3 Parent and Designated Shareholders, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrow Funds under this Escrow Agreement, and to indemnify and hold the Escrow Agent and its directors, officers and employees harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Escrow Agreement. Parent and Designated Shareholders undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Escrow Agreement. Parent and Designated Shareholders, jointly and severally, agree to indemnify and hold the Escrow Agent and its directors, officers and employees harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Escrow Agreement, including costs and expenses (including reasonable legal fees), interest and penalties. Notwithstanding the foregoing, no distributions will be made unless the Escrow Agent is supplied with an original, signed W-9 form or its equivalent prior to distribution.

     C.8.4 The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository or subescrow agent employed by the Escrow Agent than any such book-entry depository or subescrow agent has to the Escrow Agent, except as to the extent that such action or omission of any book-entry depository or subescrow agent was caused by the Escrow Agent's own willful misconduct or negligence.

     C.8.5 As among themselves, each of (i) Parent and (ii) the Designated Shareholders shall be liable for one-half (1/2) of any amounts owed to the Escrow Agent in satisfaction of any of the foregoing indemnification obligations and Parent shall be entitled to reimbursement from the Escrow Shares of the Designated Shareholders' share of any such loss, liability or expense, if such share is paid by Parent. The provisions of
Section 8.2 and 8.3 shall survive termination of this Escrow Agreement.


9.     General

     C.9.1     Other Agreements.   Nothing in this Escrow Agreement is intended
to limit any of Parent's or the Designated Shareholders' rights, or any obligation of any Designated Shareholder, or of Parent under the Reorganization Agreement (or any agreement entered into in connection with the transactions contemplated by the Reorganization Agreement).

     C.9.2 Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the conflict of laws provisions thereunder.

     C.9.3 Assignment; Binding Upon Successors and Assigns. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Escrow Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     C.9.4 Severability. If any provision of this Escrow Agreement, or the application thereof, is for any reason and to any extent be invalid or unenforceable, the remainder of this Escrow Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Escrow Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

     C.9.5 Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument. This Escrow Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all the parties reflected hereon as signatories.

     C.9.6 Amendment and Waivers. Any term or provision of this Escrow Agreement may be amended, and the observance of any term of this Escrow Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby; provided that this Escrow Agreement may be amended on behalf of all of the Designated Shareholders by (i) the Escrow Shareholder Representative or (ii) a majority in interest of the Designated Shareholders. Notwithstanding any rights that may be created in any third party under the terms of this Escrow Agreement, no such amendment or waiver will require the consent of such third party to be effective. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.
     C.9.7 Attorneys' Fees. Subject to Section 8.2, should suit be brought to enforce or interpret any part of this Escrow Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     C.9.8 Notices. All notices and other communications pursuant to this Escrow Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):
      If to Parent to:        JetFax, Inc.
                              1376 Willow Road
                              Menlo Park, CA  94205-1430
                              Attention: Chief Financial Officer
                              Telephone: (650) 324-0600
                              Facsimile: (650) 326-6003

       With a copy to:        Cooley Godward LLP
                              Five Palo Alto Square
                              3000 El Camino Real Palo Alto, CA  94306

                              Attention: Patrick A. Pohlen, Esq.
                              Telephone: (650) 843-5164
                              Facsimile: (650) 857-0663

If to the Escrow Shareholder Representative to:
                              Michael Maher
                              U.S. Venture Partners
                              2180 Sand Hill Road, Suite 300
                              Menlo Park, CA 94205
                              Telephone: (650) 854-9080
                              Facsimile: (650) 854-3018


     If to Escrow Agent to:   American Stock Transfer & Trust Company
                              40 Wall Street, 46th Floor
                              New York, New York 10005
                              Attention: Isaac Kagen
                              Telephone: (718) 921-8293
                              Facsimile: (718) 921-8334

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery,
(b) in the case of a telecopy, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

     C.9.9 Construction of Agreement. This Escrow Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a section or an exhibit will mean a section in, or exhibit to, this Escrow Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Escrow Agreement, which will be considered as a whole.

     C.9.10 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Escrow Agreement.

     C.9.11 Absence of Third Party Beneficiary Rights. No provisions of this Escrow Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Escrow Agreement.

     C.9.12 Entire Agreement. This Escrow Agreement and the Reorganization Agreement and the exhibits hereto and thereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     C.9.13 Resignation and Substitution of Escrow Agent. Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days prior written notice of resignation to Parent and the Escrow Shareholder Representative. Prior to the effective date of the resignation as specified in such notice, Parent will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Shares to a bank or trust company that it selects subject to the reasonable consent of the Escrow Shareholder Representative. Such bank or trust company shall have a principal office in California or New York shall have capital, surplus and undivided profits in excess of $50,000,000. If, however, Parent shall fail to name such a successor agent within twenty (20) days after the notice of resignation from the Escrow Agent, the Escrow Shareholder Representative shall be entitled to name such successor escrow agent. If no successor escrow agent is named by Parent or the Escrow Shareholder Representative, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

In Witness Whereof, the parties have executed this Escrow

Agreement as of November __, 1997.

                                     JetFax, Inc.
                                     By:
                                        -----------------------------
                                     Name:  Allen K. Jones
                                     Title: Chief Financial Officer

                                     DocuMagix, Inc.
                                     By:
                                        ------------------------------
                                     Name:  Hedy Breakfield
                                     Title: Chief Financial Officer


                                     American Stock Transfer & Trust Company

                                     By:
                                        ------------------------------
                                     Name:
                                     Title:  Escrow Agent



                                     Michael Maher


                                     --------------------------------
                                     Title: Initial Escrow Shareholder
                                            Representative
                                     Designated Shareholder


                                     ----------------------------------


                                     (Designated Shareholder's Signature)
                                     Address for Notice:

                                  Attachment A





           Designated Shareholders                         Percentage
           BankBoston Ventures                               30.24%
           U.S. Venture Partners III                         63.77%
           U.S.V. Entrepreneur Partners                       0.66%
           Second Ventures Limited Partners                   1.99%
           Thomas Proulx                                      0.72%
           Ka-Lai Leung                                       1.10%
           Proulx Living Trust dtd 8/30/92                    1.52%

                                                            -------

           Total                                            100.00%

                                      Exhibit G

                    FORM OF EMPLOYMENT AND NONCOMPETITION AGREEMENT

                                      Exhibit H

                           FORM OF NONCOMPETITION AGREEMENT
                                     EXHIBIT I

                                  FORM OF RELEASE
                                 ---------------


          This Release ("Release") is being executed and delivered as of
November    ,  1997,  by
--                    ----------------------------------
("Releasor") in favor of, and for the benefit of, DocuMagix, Inc., a California corporation (the "Corporation"), JetFax, Inc., a Delaware corporation ("Parent"), and the other Releasees (as defined in Section 2).


                                    Recitals
                                    --------

          A. Contemporaneously with the execution and delivery of this Release, pursuant to an Agreement and Plan of Reorganization, dated as of November 11, 1997, among the Corporation, Parent, JF Acquisition Sub, Inc., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Releasor and certain other shareholders of the Corporation (the "Reorganization Agreement"), Merger Sub is merging into the Corporation (the merger of Merger Sub into the Corporation being referred to in this Release as the "Merger"). As a result of the Merger, the Corporation's shareholders are receiving shares of common stock of Parent in exchange for their shares of voting common stock and voting preferred stock of the Corporation, and the Corporation is becoming a wholly owned subsidiary of Parent.

     B.     Parent has required, as a condition to consummating the Merger
and   the   other  transactions  contemplated by the Reorganization Agreement, that Releasor execute and deliver  this Release.

                                   Agreement
                                  ---------

          In order to induce Parent to consummate the transactions contemplated by the Reorganization Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by Releasor), Releasor hereby covenants and agrees as follows:

     1. Release. Releasor, for himself and for each of his Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).

     2.    Definitions.

    (a)    The term "Associated Parties," when used herein with respect  to
Releasor,  shall mean and include:   (i)  Releasor's predecessors, successors,
executors, administrators, heirs and estate; (ii) Releasor's past, present and future assigns, agents and representatives; (iii) each entity that Releasor has the power to bind (by Releasor's acts or signature) or over which Releasor directly or indirectly exercises control; and (iv) each entity of which Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

          (b)     The term "Releasees" shall mean and include: (i)  Parent;
(ii) the Corporation; (iii) each of the direct and indirect subsidiaries of Parent; (iv) each other affiliate of Parent; and

 (v)  the successors and
past,  present  and  future assigns,  directors, officers, employees, agents,
attorneys  and representatives   of  the  respective  entities   identified or
otherwise referred to in clauses "(i)" through "(iv)" of this sentence, other than Releasor.

          (c)     The term "Claims" shall mean and include all past,
present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by Releasor in
his  capacity   as   a shareholder, director, officer or employee of the
Corporation or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement; (iv) any tort claim; and (v) any indemnification claim.

          (d) The term "Released Claims" shall mean and include each and every Claim that (i) Releasor or any Associated Party of Releasor may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises out of, or relates to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this Release provided, however, that the Released Claims shall not include:

             (1) Releasor's rights, if any, against Parent under the Reorganization Agreement; or

             (2)   Releasor's  rights against the  Corporation under  the
[Noncompetition  Agreement/the  Employment     and
Noncompetition Agreement] being entered into by Releasor and the Corporation contemporaneously with the execution and delivery of this Release.

     3. Representations and Warranties. Releasor represents and warrants that:

          (a) Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

          (b) to the best of Releasor's knowledge, no other person or entity has any interest in any of the Released Claims;

          (c) Releasor is not aware of any claim or potential claim by any person or entity against Releasor, and is not aware of any other facts or circumstances, that could give rise to a right of indemnification in favor of Releasor against the Corporation;

          (d) to the best of Releasor's knowledge, no Associated Party of Releasor has or had any Claim against any of the Releasees;

          (e) to the best of Releasor's knowledge, no Associated Party of Releasor will in the future have any Claim against any Releasee that arises from or relates to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this Release;

          (f) this Release has been duly and validly executed and delivered by Releasor;

          (g) this Release is a valid and binding obligation of Releasor and Releasor's Associated Parties, and is enforceable against Releasor and
each of his Associated Parties in accordance with   its   terms,  except  as
may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;

          (h) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of Releasor, threatened against Releasor or any of Releasor's Associated Parties that challenges or would challenge the execution and delivery of this Release or the taking of any of the actions required to be taken by Releasor under this Release;

          (i) neither the execution and delivery of this Release nor the performance hereof will: (i) result in any violation or breach of any agreement or other instrument to which Releasor or any of Releasor's Associated Parties is a party or by which Releasor or any of Releasor's Associated Parties is bound; or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which Releasor or any of Releasor's Associated Parties is subject; and

          (j) no authorization, instruction, consent or approval of any person or entity is required to be obtained by Releasor or any of Releasor's Associated Parties in connection with the execution and delivery of this Release or the performance hereof.

     4. Indemnification. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, Releasor shall hold harmless and indemnify each Releasee from and against, and shall compensate and reimburse each Releasee for, any loss, damage, injury, decline in value, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees) charge, cost (including costs of investigation) or expense of any nature which are suffered or incurred at any time by any Releasee, or to which any Releasee otherwise becomes subject at any time, and that arises out of or by virtue of, or relates to: (a) any failure on the part of Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein; (b) the assertion or purported assertion of any of the Released Claims by Releasor or any of Releasor's Associated Parties; or
(c) any inaccuracy in or breach of any representation or warranty set forth in this Release.

     5. Notices. Any notice or other communication required or permitted to be delivered to Releasor, the Corporation or Parent under this Release shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

          if to the Corporation:          DocuMagix, Inc.
                                          2880 Zanker Road, Suite 204
                                          San Jose, CA  95134-2122
                                          Attention: Chief Financial
                                          officer
                                          Facsimile:     (408) 434-0915
          if to Parent:                   JetFax, Inc.
                                          1376 Willow Road
                                          Menlo Park, CA  94025-1430
                                          Attention: Chief Financial
                                          Officer

                                          Facsimile:     (650) 326-6003

          if to Releasor:




6. Severability. If any provision of this Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in
any jurisdiction,  then  (a)  such provision   or   part  thereof  shall,  with
respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Release. Each provision of this Release is separable from every other provision of this Release, and each part of each provision of this Release is separable from every other part of such provision.

     7. Governing Law. This Release shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

     8. Waiver. No failure on the part of any Releasee to exercise any power, right, privilege or remedy under this Release, and no delay on the part of any Releasee in exercising any power, right, privilege or remedy under this Release, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise
thereof  or  of any other power, right, privilege or remedy.   No Releasee
shall be deemed to have waived any claim arising out of this Release, or any power, right, privilege or remedy under this Release, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          9. Captions. The captions contained in this Release are for convenience of reference only, shall not be deemed to be a part of this Release and shall not be referred to in connection with the construction or interpretation of this Release.

          10. Further Assurances. Releasor shall execute and/or cause to be delivered to the Corporation and Parent such instruments and other documents and shall take such other actions as Corporation or Parent may reasonably request to effectuate the intent and purposes of this Release.

          11. Entire Agreement. This Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

          12. Amendments. This Release may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Releasor, Parent and the Corporation.

          13. Binding Nature. This Release will be binding upon Releasor and Releasor's Associated Parties and will inure to the benefit of each of the Releasees.

          14.       Attorneys' Fees and Expenses.  If any legal action or
other  legal  proceeding  relating  to  the  enforcement  of  any provision  of
this  Release  is brought  against  Releasor,  the prevailing   party  shall
be  entitled  to  recover   reasonable attorneys'  fees,  costs and
disbursements (in addition to any other relief to which the prevailing party may be entitled).

          15.          Construction.

               (a) For purposes of this Release, whenever the context requires: the singular number shall include the plural, and vice versa.

               (b) Releasor agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Release.

               (c) As used in this Release, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (d) Except as otherwise indicated, all references in this Release to "Sections" are intended to refer to Sections of this Release. Releasor has executed this Release as of the date first above written.

[Signature Page to Release]

                                     EXHIBIT J

                   FORM OF LEGAL OPINION OF FENWICK & WEST LLP

      [Capitalized terms used and not defined herein have the respective meanings assigned to them in the Agreement and Plan of Reorganization]

      1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority to own, lease and operate its properties and to carry on its business as now conducted.

      2.     All  corporate action, including approval by  the
Company's Board of Directors and its shareholders, required to be taken  on
the  part of the Company to authorize the  Company  to execute,   deliver   and
perform  its  obligations   under   the Reorganization  Agreement  and the
Agreement of Merger and to consummate the Merger has been duly and validly taken.

      3. The Reorganization Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

      4. The Agreement of Merger has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

      5.    The  execution and delivery of the Reorganization
Agreement and the Agreement of Merger by the Company, and the performance by the Company of its obligations set forth therein (including the consummation of the Merger ) do not violate any provisions of the Company's articles of incorporation or bylaws, each as amended to date.

                                   EXHIBIT K

                         CERTAIN EMPLOYEES OF DOCUMAGIX

Category I Employees
Jon Degenhardt
David Gibbs

Category II Employees
Hikma Ali
Diana Colgrove
Scott Denton
Peter Fleming
Justin Heavilin
Starr Jones
Juanita Josel
Alison Pina
John Quevedo
Anna Raysberg
Jennifer Schmitz
Yu-chen (Eugene) Tuan

                                   EXHIBIT L
                                   ---------

                           OPINION OF COOLEY GODWARD LLP
                           -----------------------------

     1. JetFax is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     3. All corporate action, including approval by JetFax's Board of Directors, required to be taken on the part of JetFax to authorize JetFax to
execute  and  deliver  the  Reorganization Agreement  has  been  taken.   All
corporate action, including approval by Merger Sub's Board of Directors and sole shareholder, required to be taken on the part of Merger Sub to authorize Merger Sub to execute and deliver the Reorganization Agreement and the Agreement of Merger and to consummate the Merger has been taken.

4. The Reorganization Agreement has been duly authorized, executed and delivered by each of JetFax and Merger Sub and is a valid and binding obligation of each of JetFax and Merger Sub enforceable against JetFax and Merger Sub in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. The Agreement of Merger has been duly authorized, executed and delivered by Merger Sub and is a valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     5. The execution and delivery of the Reorganization Agreement by each of JetFax and Merger Sub, the execution and delivery of the Agreement of Merger by Merger Sub and the consummation by Merger Sub of the Merger do not violate any provisions of JetFax's Certificate of Incorporation or Bylaws, each as amended to date, or Merger Sub's Articles of Incorporation or Bylaws, each as amended to date.

                                  EXHIBIT M
                                  ---------

                 FORM OF SHAREHOLDER INVESTMENT CERTIFICATION
                 --------------------------------------------


This Shareholder Investment Certification ("Certification") is being executed and delivered as of November __, 1997, by the undersigned shareholder of
DocuMagix,  Inc.,   a   California corporation (the "Company"), in favor of and
for the  benefit  of JetFax, Inc., a Delaware corporation ("Parent").

                                   RECITALS
                                   --------

     A.     The   undersigned  shareholder   of   the   Company
("Shareholder") owns the number of shares of the voting common stock, no par value, and the number of shares of the voting preferred stock, no par value, of the Company set forth below Shareholder's signature at the end of
this Certification.   Said shares are referred to in this Certification as the
"Shares."

     B. Pursuant to an Agreement and Plan of Reorganization, dated as of November 11, 1997, among Parent, JF Acquisition Sub, Inc., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), the Company and certain shareholders of the Company (the "Reorganization Agreement"), it is contemplated that (if the Merger is approved by the Company's shareholders and various other conditions are satisfied) Merger Sub will merge into the Company (the merger of Merger Sub into the Company, including, without limitation, the filing of the Agreement of Merger and the Amendment to Articles (as defined in the Reorganization
Agreement), being referred to in this Certification as the "Merger"). Upon the consummation of the Merger, the Company's shareholders are to receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of voting common stock of the Company, and the Company is to become a wholly owned subsidiary of Parent. Accordingly, it is contemplated that Shareholder will receive shares of Parent Common Stock in the Merger.

                               CERTIFICATION
                               -------------

     1.            Representations  and Warranties  of  Shareholder.
Shareholder  represents,  warrants and  certifies  to  Parent  as follows:

          (a) Shareholder is the holder and beneficial owner of the Shares and has good and valid title to the Shares free and clear of any
liens,  pledges,  security  interests,  adverse  claims, equities,   options,
proxies,  community  property   interests, charges, encumbrances or
restrictions of any nature.  The  Shares are  the only shares of the capital
stock of the Company held  by Shareholder.   Shareholder has the ability to
vote all of the Shares at any meeting of the shareholders of the Company, or by written consent in lieu of any such meeting. Shareholder has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding with respect to any of the Shares.

           (b) Shareholder is aware (i) that the Parent Common Stock to be issued to Shareholder in the Merger will not be registered and will not be issued pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Act and in Rule 506 under the Act, and (ii) that neither the Merger nor the issuance of such Parent Common Stock has been approved or reviewed by the Securities and Exchange Commission or by any other governmental agency.

           (c) Shareholder is aware that, because the Parent Common Stock to be issued in the Merger will not be registered under the Act, such Parent Common Stock cannot be resold unless such Parent Common Stock is registered under the Act or unless an exemption from registration is available. Shareholder is also aware that: (i) except as expressly provided in
Section 10 of the Reorganization Agreement, Parent is under no obligation to file a registration statement with respect to the Parent Common Stock to be issued to Shareholder in the Merger; and (ii) the provisions of Rule 144 under the Act will permit resale of the Parent Common Stock to be issued to Shareholder in the Merger only under limited circumstances, and such Parent Common Stock must be held by Shareholder for at least two years before it can be sold pursuant to Rule 144.

           (d) The Parent Common Stock to be issued to Shareholder in the Merger will be acquired by Shareholder for investment and for his or her own account, and not with a view to, or for resale in connection with, any unregistered distribution thereof.

           (e)       Shareholder has received, reviewed and considered all the
information  Shareholder  considers  necessary  to   enable Shareholder  to
make an informed decision to invest in Parent Common Stock, including: (i) a copy of Parent's report on Form 10-Q for the quarter ending July 5, 1997;
(ii) a copy of Parent's report on Form 10-Q for the quarter ending October 4, 1997 and (iii) a copy of Parent's Prospectus, dated June 10, 1997, filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b)(1) in connection with the Company's initial public offering and Registration Statement on Form S-1 (the documents referred to in clauses "(i)," "(ii)" and "(iii)" of this Section 1(e) being referred to collectively in this Certification as the "Disclosure Documents").

     (f) Shareholder acknowledges the he or she has appointed Hedy Breakfield (the "Purchaser Representative"), to act as his or her purchaser
representative in connection with his or her evaluation of   the  merits  and
risks of the Merger and Shareholder's investment in Parent Common Stock. Pursuant to an April 1997 agreement between DocuMagix and its employees, substantially all employees will receive retention bonus payments upon completion of the Transaction. Shareholder acknowledges that Ms. Breakfield is the Chief Financial Officer of DocuMagix and that she and other certain key employees of DocuMagix will receive retention bonus payments from DocuMagix of fifty percent of their annual base salary upon consummation of the Merger. Shareholder further acknowledges that he or she has read and understands the Information Statement (including the Reorganization Agreement and the other exhibits thereto) and has had the opportunity to meet with the Purchaser Representative for the purpose of discussing the merits and risks of the Merger and his or her proposed investment in Parent Common Stock.

     (g) Shareholder has been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of the Company and Parent concerning the terms and conditions of the Merger and the contemplated issuance of Parent Common Stock in the Merger, and the business, properties, prospects and financial condition of the Company and Parent; and (ii) to obtain any additional information (to the extent the
Company or Parent possesses such information or is able to acquire it without unreasonable effort or expense and without breach of
confidentiality obligations) necessary to verify  the accuracy   of  the
information  set  forth  in  the   Disclosure Documents.

     (h)    Shareholder is knowledgeable, sophisticated and experienced  in
making, and is qualified to make, decisions  with respect     to  investments
in  securities  presenting  investment decisions   like  that  involved  in
Shareholder's contemplated investment in the Parent Common Stock to be issued in the Merger. Shareholder understands and has fully considered the risks of acquiring and owning Parent Common Stock and further understands that: (i) an investment in Parent Common Stock is a speculative investment which
involves a high degree of risk and is  suitable only   for   an  investor  who
is able to bear the economic consequences of losing his or her entire investment; and (ii) there are substantial restrictions on the transferability of the Parent Common Stock to be issued in the Merger, and, accordingly, it may not be possible for Shareholder to liquidate his or her investment in such Parent Common Stock (in whole or in part) in the case of emergency. Shareholder is able: (1) to hold the Parent Common Stock that he or she is to receive in the Merger for a substantial period of time; and
(2) to afford a complete loss of his or her investment in such Parent Common Stock.
     (i) Shareholder understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock to be issued to Shareholder in the Merger, and that there will be placed on the certificate or certificates representing such Parent Common Stock a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED
UNDER  THE  ACT  OR UNLESS AN EXEMPTION  FROM   THE   REGISTRATION REQUIREMENTS
OF THE ACT IS AVAILABLE."


     (j) The representations and warranties contained in this Certification are accurate in all respects as of the date of this Certification, will be accurate in all respects at all times through the consummation of the Merger and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

      2. Reliance. Shareholder acknowledges that Parent will rely on his or her representations, warranties and certifications set forth in
Section 1 above for purposes of determining his or her suitability as an investor in Parent Common Stock and for purposes of confirming the availability of an exemption from the registration requirements of the Act.



     3. Prohibitions Against Transfer. Shareholder shall not effect any sale, transfer or other disposition of any of the Parent Common Stock that he or she is to receive in the Merger unless:

     (a) such sale, transfer or other disposition has been registered under the Act;

     (b) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 under the Act, as evidenced by a broker's letter and a representation letter executed by Shareholder (satisfactory in form and content to Parent) stating that such requirements have been met;

     (c)     counsel reasonably satisfactory to Parent shall have
advised Parent in a written opinion letter (satisfactory in  form and  content  to Parent), upon which Parent may rely,  that  such sale,
transfer  or  other  disposition  will  be  exempt   from registration under
the Act; or

     (d) an authorized representative of the SEC shall have rendered written advice to Shareholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

Shareholder has executed and delivered this Certification as of the date first written above.





                                      -----------------------------------------
                                                    (Signature)
                                     Name:
                                          -------------------------------------
                                     Number of shares:
                                        Common:
                                                -------------------------------
                                        Preferred:
                                                -------------------------------

                                     State of Residence:
                                                         ----------------------

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

                                      among:


                                  JetFax, Inc.,
                                  -------------
                             a Delaware corporation;


                            JF Acquisition Sub, Inc.,
                            -------------------------
                            a California corporation;


                                 DocuMagix, Inc.,
                                 ----------------
                            a California corporation;


                                       and


                           The Designated Shareholders




                           ----------------------------

                          Dated as of November 11, 1997

                           ----------------------------



                                    EXHIBITS
                                    --------

     Exhibit A            -     List of Designated Shareholders

     Exhibit B            -     Certain Definitions

     Exhibit C            -     Form of Shareholder Agreement

     Exhibit D-1          -     Persons to execute Affiliate Agreements

     Exhibit D-2          -     Form of Affiliate Agreement

     Exhibit E-1          -     Form of Amendment to Restated Articles of
                                Incorporation of DocuMagix

     Exhibit E-2          -     Form of Agreement of Merger

     Exhibit F            -     Form of Escrow Agreement

     Exhibit G            -     Form of Employment and Noncompetition Agreement

     Exhibit H            -     Form of Noncompetition Agreement

     Exhibit I            -     Form of Release

     Exhibit J            -     Form of Legal Opinion of Fenwick & West LLP

     Exhibit K            -     Certain Employees of DocuMagix

     Exhibit L            -     Form of Legal Opinion of Cooley Godward LLP

     Exhibit M            -     Form of Shareholder Investment Certification


                               TABLE OF CONTENTS


                                                                       Page

Section 1.        Description of Transaction                             2
     1.1   Merger of Merger Sub into DocuMagix                           2
     1.2   Effect of the Merger                                          2
     1.3   Closing; Effective Time                                       2
     1.4   Articles of Incorporation and Bylaws; Directors and Officers  2
     1.5   Conversion of Shares                                          2
     1.6   Employee Stock Options                                        4
     1.7   Cancellation of Bridge Warrants                               5
     1.8   Cancellation of Bridge Notes                                  5
     1.9   Closing of DocuMagix's Transfer Books                         5
     1.10  Exchange of Certificates                                      6
     1.11  Escrow Agreement.                                             8
     1.12  Dissenting Shares                                             8
     1.13  Tax Consequences                                              8
     1.14  Accounting Treatment.                                         9
     1.15  Further Action                                                9

Section 2. Representations and Warranties of DocuMagix and the Designated
Shareholders 9
     2.1   Due Organization; No Subsidiaries; Etc.                       9
     2.2   Articles of Incorporation and Bylaws; Records.                9
     2.3   Capitalization, Etc.                                         10
     2.4   Financial Statements.                                        11
     2.5   Absence of Changes.                                          12
     2.6   Title to Assets                                              14
     2.7   Bank Accounts; Receivables.                                  14
     2.8   Equipment; Leasehold.                                        15
     2.9   Proprietary Assets.                                          15
     2.10  Contracts.                                                   17
     2.11  Liabilities.                                                 18
     2.12  Compliance with Legal Requirements.                          19
     2.13  Governmental Authorizations.                                 19
     2.14  Tax Matters.                                                 19
     2.15  Employee and Labor Matters; Benefit Plans.                   20
     2.16  Environmental Matters.                                       22
     2.17  Product Warranty; Performance of Services                    22
     2.18  Insurance.                                                   22
     2.19  Related Party Transactions.                                  23
     2.20  Legal Proceedings; Orders.                                   23
     2.21  Authority; Binding Nature of Agreement.                      23
     2.22  Non-Contravention; Consents.                                 24
     2.23  Full Disclosure.                                             24

Section 3. Representations and Warranties of JetFax and Merger Sub      25
     3.1   Organization, Standing and Power                             25
     3.2   SEC Filings; Financial Statements.                           25
     3.3   Authority; Binding Nature of Agreement.                      26
     3.4   Valid Issuance.                                              26
     3.5   Absence of Certain Changes or Events.                        26
     3.6   Legal Proceedings.                                           26


Section 4. Certain Covenants of DocuMagix                               26
     4.1   Access and Investigation.                                    26
     4.2   Operation of DocuMagix's Business.                           27
     4.3   Notification; Updates to Disclosure Schedule.                29
     4.4   No Negotiation.                                              29

Section 5. Additional Covenants of the Parties                          30
     5.1   Filings and Consents.                                        30
     5.2   Information Statement                                        30
     5.3   DocuMagix Shareholders' Meeting                              30
     5.4   Public Announcements                                         31
     5.5   Pooling of Interests                                         31
     5.6   Affiliate Agreements                                         31
     5.7   Best Efforts.                                                31
     5.8   Employment and Noncompetition Agreements                     31
     5.9   Release                                                      31

Section 6.     Conditions Precedent to Obligations of JetFax
and Merger Sub                                                         32
     6.1   Accuracy of Representations.                                32
     6.2   Performance of Covenants                                    32
     6.3   Shareholder Approval                                        32
     6.4   Consents                                                    32
     6.5   Agreements and Documents                                    32
     6.6   Rule 506                                                    33
     6.7   No Restraints                                               33
     6.8   No Legal Proceedings.                                       33
     6.9   Employees                                                   34
     6.10  No Material Adverse Change                                  34
     6.11  Confidentiality and Nondisclosure Agreements.               34
     6.12  Bridge Notes.                                               34
     6.13  Bridge Warrants.                                            34
     6.14  DocuMagix Stock Options.                                    34

Section 7. Conditions Precedent to Obligations of DocuMagix            34
     7.1   Accuracy of Representations                                 34
     7.2   Performance of Covenants                                    34
     7.3   Documents                                                   34
     7.4   Listing                                                     34
     7.5   No Restraints                                               35
     7.6   No Material Adverse Change.                                 35


Section 8. Termination                                                 35
     8.1   Termination Events.                                         35
     8.2   Termination Procedures.                                     36
     8.3   Effect of Termination.                                      36

Section 9. Indemnification, Etc.                                       36
     9.1   Survival of Representations, Etc.                           36
     9.2   Indemnification by Designated Shareholders.                 37
     9.3   Threshold; Ceiling.                                         37
     9.4   Satisfaction of Indemnification Claim.                      38
     9.5   No Contribution.                                            38
     9.6   Interest.                                                   38
     9.7   Defense of Third Party Claims.                              38
     9.8   Exercise of Remedies by Indemnitees Other Than JetFax.      39
     9.9   Exclusive Remedy.                                           39

Section 10. Registration Rights                                        39
    10.1   Piggyback Registration                                      39
    10.2   Form S-3 Registration.                                      40
    10.3   Indemnification.                                            41
    10.4   Transferability of Registration Rights.                     42
    10.5   Amendment of Section 10.                                    43

Section 11. Miscellaneous Provisions                                   43
    11.1   Designated Shareholders' Agent.                             43
    11.2   Further Assurances.                                         43
    11.3   Fees and Expenses.                                          43
    11.4   Attorneys' Fees.                                            44
    11.5   Notices.                                                    44
    11.6   Time of the Essence.                                        45
    11.7   Headings.                                                   45
    11.8   Counterparts.                                               45
    11.9   Governing Law; Venue.                                       45
    11.10  Successors and Assigns.                                     46
    11.11  Remedies Cumulative; Specific Performance.                  46
    11.12  Waiver.                                                     46
    11.13  Amendments.                                                 47
    11.14  Severability.                                               47
    11.15  Parties in Interest.                                        47
    11.16  Entire Agreement.                                           47
    11.17  Construction.                                               47


